As filed with the Securities and Exchange Commission on March 25, 2015

Registration No. 333-172202

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SNAP INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7370	20-3191847
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

320 West 37th Street, 13th Floor

New York, NY 10018

(212) 594-5050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clifford Lerner

President and Chief Executive Officer

320 West 37th Street, 13th Floor

New York, NY 10018

(212) 594-5050

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Greg R. Samuel Michael E. Dill Haynes and Boone, LLP 2323 Victory Avenue, Suite 700 Dallas, Texas 75219 (214) 651-5000 Fax: (214) 651-5940

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5, or Amendment, to the Registration Statement on Form S-1 (File No. 333-172202), or the Registration Statement, of Snap Interactive, Inc., or the Company, is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, which was previously declared effective by the Securities and Exchange Commission, or the SEC, on April 8, 2011, as amended by Post-Effective Amendment No. 1 to the Registration Statement, which was previously declared effective by the SEC on May 2, 2012, Post-Effective Amendment No. 2 to the Registration Statement, which was previously declared effective by the SEC on December 19, 2012, Post-Effective Amendment No. 3 to the Registration Statement, which was previously declared effective by the SEC on April 18, 2013 and Post-Effective Amendment No. 4 to the Registration Statement, which was previously declared effective by the SEC on March 31, 2014, or as amended, the Original Filing.

For the convenience of the reader, this Amendment sets forth the Original Filing in its entirety, as amended by the Amendment. This Amendment is being filed to (i) incorporate certain information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 that was filed with the SEC on March 5, 2015, (ii) incorporate certain information from the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 23, 2015 and (iii) update certain other information contained in the Registration Statement.

No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement. Accordingly, we hereby amend the Registration Statement by filing this Amendment, which relates to the registration of 1,775,000 shares of common stock, par value $0.001 per share, and 2,342,500 shares of common stock issuable upon the exercise of warrants, being registered for resale by the selling stockholders listed herein.

The information in this prospectus is not complete and may be changed.  The selling stockholders named in this prospectus may not sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2015

PROSPECTUS

UP TO 4,117,500 SHARES OF COMMON STOCK

This prospectus relates to the resale by selling stockholders of 4,117,500 shares of our common stock, $0.001 par value per share, consisting of (i) 1,775,000 shares of common stock, (ii) 2,087,500 shares of common stock issuable upon the exercise of outstanding investors’ warrants, or the Investor Warrants, and (iii) 255,000 shares of common stock issuable upon the exercise of outstanding placement agents’ warrants, or the Placement Warrants, and together with the Investor Warrants, the Warrants.

We are not selling any shares of our common stock in this offering, and as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of our common stock will go to the selling stockholders. We may, however, receive proceeds in the event that some or all of the warrants held by the selling stockholders are exercised for cash.

The selling stockholders may sell common stock from time to time at prices established on the OTCQB Marketplace (the “OTCQB”) or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling stockholders. The selling stockholders may engage brokers, dealers or agents who may receive commissions or discounts from the selling stockholders. We will pay all the expenses incident to the registration of the common stock; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

Our common stock is quoted on the OTCQB under the symbol “STVI.”  On March 24, 2015, the closing bid price of our common stock was $0.19 per share. These prices will fluctuate based on the demand for our common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2015.

A reference to a swipe is a gesture that a user of The Grade makes when browsing a profile, swiping to the right to signify interest, or to the left to proceed to the next profile. Unless otherwise indicated, metrics for users are based on information that is reported by Facebook® and internally-derived metrics for users across all platforms through which our application is accessed. References in this report to users mean those persons who have created a user name and password, and active subscribers means users that have prepaid a subscription fee for current unrestricted communication on the AYI application and whose subscription period has not yet expired. The metrics for active subscribers are based on internally-derived metrics across all platforms through which our application is accessed.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the selling stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement or amendment is accurate only as of the date on its cover page and that any information that is incorporated by reference is accurate only as of the date of the document incorporated by reference.

____________________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders referred to in this prospectus may offer and sell from time to time up to 4,117,500 shares of our common stock.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties.  Words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “began,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements.  All forward-looking statements speak only as of the date on which they are made.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to certain factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

•	our ability to generate and sustain increased revenue levels and achieve profitability in the future;

•	our ability to maintain good relationships with Apple Inc., Facebook, Inc. and Google Inc.;

•	our reliance on our executive officers;

•	the intense competition in the online dating industry;

•	our ability to release new applications or derive revenue from new applications;

•	our reliance on a small percentage of our total users for substantially all of our revenue;

•	our ability to develop, establish and maintain a strong brand;

•	our ability to update our applications to respond to the trends and preferences of online dating consumers;

•	our ability to adapt or modify our applications for the international market and derive revenue therefrom;

•	our ability to develop and market new technologies to respond to rapid technological changes;

•	our ability to effectively manage our headcount, including attracting and retaining qualified employees;

•	our ability to generate subscribers through advertising and marketing agreements with third party advertising and marketing providers;

•	our heavy reliance on the Facebook platform to run our application and Facebook Inc.’s ability to discontinue, limit or restrict access to its platform by us or our applications, change its terms and conditions or other policies or features (including restricting methods of collecting payments, sending notifications or placing advertisements), establish more favorable relationships with one or more of our competitors or develops applications or features that compete with our applications;

•	our reliance on third party email service providers for delivery of email campaigns to convert users to subscribers and to retain subscribers;

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●	the effect of an interruption or failure of our data center, programming code, servers or technological infrastructure;

●	the effect of security breaches, computer viruses and computer hacking attacks;

●	our ability to comply with laws and regulations regarding privacy and protection of user data;

●	our reliance upon credit card processors and related merchant account approvals;

●	governmental regulation or taxation of online dating or the Internet;

●	the impact of any claim that we have infringed on intellectual property rights of others;

●	our ability to protect our intellectual property rights;

●	the risk that we might be deemed a “dating service” or an “Internet dating service” under various state regulations;

●	the possibility that our users or third parties may be physically or emotionally harmed following interaction with other users;

●	our ability to obtain additional capital or financing to execute our business plan;

●	our ability to repay indebtedness; and

●	our ability to maintain effective internal control over financial reporting.

For a more detailed discussion of these and other factors that may affect our business, see the discussion in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.  We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business.  We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus, except to the extent required by applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights selected information about this offering and the information included in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors” in this prospectus and any accompanying prospectus supplement before making an investment decision. In this prospectus, the terms “Snap Interactive,” the “Company,” “we,” “us” and “our” refer to Snap Interactive, Inc. and its subsidiary on a consolidated basis, unless the context otherwise indicates.

Overview

AYI

We provide a leading online dating application under the “Are You Interested?” (“AYI”) brand that is native on Facebook, iOS and AndroidTM platforms, and is also accessible on mobile devices and desktops at AYI.com. The vast majority of subscribers to our application are between the ages of 30 and 60, with an average age of 46 years old. We target our application to users in this age demographic because of their rapidly growing use of online dating and their greater disposable income relative to younger users. AYI was the #2 grossing application in the U.S. Lifestyle Category on Apple® App StoreSM in the United States as of March 18, 2015. As of March 18, 2015, we had approximately 103,000 active subscribers which constituted a 33% increase in active subscribers since December 31, 2013. New subscription transactions for the year ended December 31, 2014 increased 30% as compared to new subscription transactions for the year ended December 31, 2013.

The Grade

       We designed The Grade as a free mobile application that caters to individuals who are dissatisfied with the quality of user interactions on mobile online dating applications. By providing user grades and expelling users who receive a failing “F” grade, the application holds users accountable for their behavior and aims to create a community of desirable, responsive and articulate users. As of March 18, 2015, we had more than 5.2 million swipes by users of The Grade.

      The Grade is a mobile dating application that holds users accountable for their behavior by using a proprietary algorithm that assigns letter grades to users ranging from “A+” to “F” based on profile quality, response rate and message quality. Users with a grade of “D” receive a warning and instructions on how to improve their grade, while users who fail to improve an “F” grade are at risk of expulsion. Expelled users have the ability to “appeal” the decision by providing reasons why they should be allowed back, but re-entry is not guaranteed. By providing user grades and expelling low-quality users who receive an “F” grade, The Grade aims to create a community of high-quality users who are desirable, articulate and responsive.

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The Offering

Common stock offered by the selling stockholders	Up to 4,117,500 shares of our common stock; consisting of (i) 1,775,000 shares of common stock, (ii) 2,087,500 shares of common stock issuable upon the exercise of the Investor Warrants and (iii) 255,000 shares of common stock issuable upon the exercise of the Placement Warrants.

Selling stockholders	All of the shares of our common stock are being offered by the selling stockholders named herein. See “Selling Stockholders” for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 3.

Plan of distribution	The selling stockholders named in this prospectus, or their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution.”

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RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider the following risk factors. If any of these risks actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to happen, the value of our securities could decline significantly and you could lose all or part of your investment.

Risks Relating to Our Business

We have a history of losses and may not achieve profitability in the future.

We incurred a net loss of approximately $1.7 million and $4.0 million, and used approximately $0.2 million and $4.3 million of cash in operating activities during the years ended December 31, 2014 and 2013, respectively. We will need to generate and sustain increased revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We may incur significant operating losses in the future for a number of reasons, including marketing and advertising expenses and the risks described herein, and unforeseen expenses, difficulties, complications and delays and other unknown risks. If we are unable to achieve profitability in the future, it will have a material adverse effect on our business, results of operations and financial condition.

We derive a portion of our revenue from the Apple and Google platforms, and if we are unable to maintain a good relationship with Apple Inc. or Google Inc., our business could suffer.

A portion of our revenue, primarily our revenue from mobile platforms, is derived from Apple Inc.’s iOS and Google Inc.’s Android platforms and we believe that we have a good relationship with Apple Inc. and Google Inc. Any deterioration in our relationship with either Apple Inc. or Google Inc. could materially harm our business, results of operations or financial condition.

We are subject to each of Apple Inc.’s and Google Inc.’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of our applications on their respective storefronts. Each of Apple Inc. and Google Inc. has broad discretion to change its standard terms and conditions. In addition, these standard terms and conditions can be vague and subject to changing interpretations by Apple Inc. or Google Inc. In addition, each of Apple Inc. and Google Inc. has the right to prohibit a developer from distributing applications on the storefront if the developer violates the standard terms and conditions. In the event that either Apple Inc. or Google Inc. ever determines that we are in violation of its standard terms and conditions and prohibits us from distributing our applications on its storefront, it could materially harm our business, results of operations or financial condition.

We also rely on the continued function of the Apple App Store and the Google PlayTM Store, as a portion of our revenue is derived from these two digital storefronts. There have been occasions in the past when these digital storefronts were unavailable for short periods of time or where there have been issues with the in-App purchasing functionality from the storefront. In the event that either the Apple App Store or the Google Play Store is unavailable or if in-App purchasing functionality from the storefront is non-operational for a prolonged period of time, it could have a material adverse effect on our business, results of operations or financial condition.

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Our future success is dependent, in part, on the performance and continued service of our executive officers. Without their continued service, we may be forced to interrupt or eventually cease our operations.

We are dependent to a great extent upon the experience, abilities and continued service of Clifford Lerner, our President and Chief Executive Officer, and Alexander Harrington, our Chief Operating Officer and Chief Financial Officer. The loss of the services of either of Messrs. Lerner or Harrington would substantially affect our business or operations and could have a material adverse effect on our business, results of operations or financial condition.

As an online dating company, we are in the intensely competitive online dating industry and any failure to attract new users and subscribers could diminish or suspend our development and possibly cease our operations.

The online dating industry is highly competitive and has few barriers to entry. If we are unable to efficiently and effectively attract new users and subscribers as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our applications or become profitable on a consistent basis in the future.

Important factors affecting our ability to successfully compete include:

●	our ability to hire and retain talented employees, including technical employees, executives, and marketing experts;

●	competition for acquiring users that could result in increased user acquisition costs;

●	reliance upon the platforms through which our applications are accessed and the platforms’ ability to control our activities on such platforms; and

●	our ability to innovate in our ever-changing industry.

We face substantial competition from online dating websites such as Christianmingle.com, Cupid.com, eHarmony.com, POF.com, Match.com, LLC (“Match.com”) or other IAC/InterActiveCorp. properties, as well as online dating applications provided by Badoo Trading Limited, MeetMe, Inc. and Zoosk, Inc. (“Zoosk”).

Many of our current and potential competitors offer similar services, have longer operating histories, significantly greater capital, financial, technical, marketing and other resources and larger user or subscriber bases than we do. These factors may allow our competitors to more quickly respond to new or emerging technologies and changes in user preferences. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive subscription prices that may allow them to build larger user and paying subscriber bases. Our competitors may develop applications or services that are equal or superior to our applications or that achieve greater market acceptance than our applications. In addition, new and different types of social networking may also increase in popularity at the expense of online dating. These activities could attract users and subscribers away from our application, reduce our market share and have a material adverse effect on our business, results of operations and financial condition.

We rely on a small portion of our total users for nearly all of our revenue.

Compared to the total number of users in any given period, only a small portion of our users are paying subscribers. We primarily generate revenue through subscription sales to this small portion of users and secondarily generate revenue through paid advertisements. Users discontinue the use of our applications in the ordinary course of business and to sustain our revenue levels, we must attract, retain and increase the number of users or more effectively monetize our existing users. To retain existing users, and particularly those users who are paying subscribers, we must devote significant resources so that our applications retain their interest. If we fail to grow or sustain the number of our users, or if the rates at which we attract and retain existing users declines or the rate at which users become paying subscribers declines, it could have a material adverse effect on our business, results of operations or financial condition.

Because we recognize revenue from subscriptions over the subscription term, downturns or upturns in subscription sales may not be immediately reflected in our results of operations or financial condition.

We recognize subscription revenue from customers monthly over the subscription term, and subscriptions are offered in durations of one-, three-, six- and twelve-month terms. As a result, much of the subscription revenue we report in each period is deferred revenue from subscription agreements entered into during previous periods. Consequently, a decline in new or renewed subscriptions in any one quarter will not necessarily be reflected in the revenue for that quarter and will negatively affect our revenue in future quarters. In addition, we might not be able to immediately adjust our costs and expenses to reflect these reduced revenues. Accordingly, the effect of significant downturns in user acceptance of our applications may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to quickly increase our revenue through additional sales in any period, as revenue from new subscribers must be recognized over the subscription term.

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Our business depends on developing, establishing and maintaining a strong brand. If we are unable to maintain and enhance our brand, we may be unable to expand or retain our user and paying subscriber bases.

We believe that developing, establishing and maintaining awareness of our application brands is critical to our efforts to achieve widespread acceptance of our applications and is an important element to expanding our user and subscriber bases. Successful promotion of our application brands will depend largely on the effectiveness of our advertising and marketing efforts and on our ability to provide a reliable and useful applications at competitive prices. If paying subscribers do not perceive our applications to be of high quality, or if our applications are not favorably received by users and subscribers, the value of our brand could diminish, thereby decreasing the attractiveness of our applications to users and subscribers. In addition, advertising and marketing activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brand. If we fail to successfully promote and maintain our application brands, or incur substantial expenses in unsuccessfully attempting to promote and maintain our brands, we may fail to attract enough new subscribers or retain our existing subscribers to the extent necessary to realize a sufficient return on our advertising and marketing activities, and it could have a material adverse effect on our business, results of operations or financial condition.

The online dating industry is characterized by rapid technological change and the development enhancements and new applications, and if we fail to keep pace with technological developments or launch new applications, our business may be adversely affected.

The online dating industry is characterized by rapid change and our future success is dependent upon our ability to adopt and innovate. To attract new users and increase revenues from existing users, we need to enhance, add new features to and improve our existing applications and introduce new applications in the future. The success of any enhancements or new features and applications depends on several factors, including timely completion, introduction and market acceptance. For example, we recently launched The Grade, a new online dating application, whose commercial success has not yet been determined. We may expend significant time and resources developing and launching an application that may not result in revenues in the anticipated timeframe or at all, or may not result in revenue growth that is sufficient to offset increased expenses. If we are unable to successfully develop enhancements, new features or new applications to meet user trends and preferences, our business and operating results could be adversely affected.

In addition, our applications are designed to operate on a variety of network, hardware and software platforms using Internet tools and protocols and we need to continuously modify and enhance our applications to keep pace with technological changes. If we are unable to respond in a timely and cost-effective manner, our current and future applications may become less marketable and less competitive or even obsolete.

If we fail to effectively manage our growth or attract and have qualified employees, our business, results of operations or financial condition could be harmed.

As of March 18, 2015, approximately 39% of our employees had been with us for less than one year and approximately 68% of our employees had been with us for less than two years. As we continue to grow, we must expend significant resources to identify, hire, integrate, develop, motivate and retain a number of qualified employees, including certain highly skilled technical employees. If we fail to effectively manage our employment needs and successfully integrate our new hires, our ability to launch new applications and enhance or support our existing applications could suffer and it could have a material adverse effect on our business, results of operations or financial condition.

Our business depends in large part upon the availability of advertising space through a variety of media.

We depend upon the availability of advertising space through a variety of media, including third party applications on platforms such as Facebook, to recruit new users and subscribers, generate activity from existing users and subscribers and direct traffic to our application. The availability of advertising space varies, and a shortage of advertising space in any particular media or on any particular platform, or the elimination of a particular medium on which we advertise, could limit our ability to generate new subscribers, generate activity from existing subscribers or direct traffic to our applications, any of which could have a material adverse effect on our business, results of operations and financial condition.

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Our heavy reliance on Facebook may negatively affect our business.

Facebook is the primary third-party platform on which our applications operate. During 2014 and 2013, the majority of our subscription revenue was generated from subscribers to AYI that were acquired through the Facebook platform and expect to continue to generate the majority of our revenues from subscribers acquired through Facebook in the foreseeable future.

We are subject to Facebook, Inc.'s standard terms and conditions for application developers, which govern the development, promotion, distribution, operation and use of our applications on the Facebook platform. Accordingly, we are subject to numerous risks and uncertainties and our business would be harmed if:

●	Facebook, Inc. discontinues, limits or restricts access to its platform by us or our applications;

●	Facebook, Inc. changes its terms and conditions or other policies and features, including restricting the method of collecting payments through the Facebook platform;

●	Facebook, Inc. establishes more favorable relationships with one or more of our competitors or develops applications or features that compete with our application; or

●	Facebook, Inc. discontinues, limits or restricts our ability to send notifications through the Facebook platform.

If any of these actions occur, they could have a material adverse effect on our business, results of operations or financial condition.

Our applications rely heavily on email campaigns. We face a risk that any disruptions in or restrictions on the sending or receipt of emails, or any increase in the associated costs could adversely affect our business, results of operations or financial condition.

Our emails are an important driver of our users and subscribers’ activities. We send a large volume of emails to our subscribers notifying them of a variety of activities on our applications, such as new matches. We face a risk that service providers or email applications may block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails to our users and subscribers. Third parties may also block our emails as spam, impose restrictions on, or start to charge for, the delivery of emails through their email systems. Without the ability to email these users and subscribers, we may have limited means of promoting new subscriptions and inducing subscribers to return to and use our applications. Due to the importance of email to our business, any disruptions or restrictions on the distribution or receipt of emails or increase in the associated costs could have a material adverse effect on our business, results of operations and financial condition.

Any interruption or failure of our data center could impair our ability to effectively provide our application, which could have a material adverse effect on our business, results of operations or financial condition.

Our corporate headquarters and our primary data center are located in New York, New York. While we lease the equipment at our data center, we rent space and bandwidth from a co-located facility. Our applications depend on the continuing operation of our data center and any damage to or failure of our data center could result in interruptions in our services. Our data center is vulnerable to damage or interruption from break-ins, sabotage, acts of vandalism, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or cyber-attacks and other unforeseeable events. Any interruption in our service could damage our reputation, cause our users and subscribers to terminate their use of our applications and prevent us from gaining additional business from current or future users and subscribers, which could have a material adverse effect on our business, results of operations or financial condition.

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Interruption or failure of our programming code, servers, or technological infrastructure could hurt our ability to effectively provide our applications, which could damage our reputation and harm our results of operations.

The availability of our applications depend on the continued operation of our programming code, databases, servers and technological infrastructure. Any damage to, or failure of, our systems could result in interruptions in service for our applications, which could damage our brands and have a material adverse effect on our business, results of operations or financial condition. Our systems are vulnerable to damage or interruption from terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities.

Security breaches, computer viruses and computer hacking attacks could harm our business, results of operations or financial condition.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry. Any security breach caused by hacking, including efforts to gain unauthorized access to our applications, servers or websites, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and results of operations. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our applications, servers or website may result in significant expenses, loss of revenue and have a material adverse effect on our business, results of operations or financial condition.

If there are changes in laws or regulations regarding privacy and the protection of user data, or if we fail to comply with such laws or regulations, we may face claims brought against us by regulators or users that could adversely affect our business, results of operations or financial condition.

State, federal and international laws and regulations govern the collection, use, retention, sharing and security of data that we receive from and about our users. Any failure, or perceived failure, by us to comply with such laws and regulations, including Federal Trade Commission requirements or industry self-regulatory principles, could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business. As a result of such a failure, or perceived failure, we may be subject to a claim or class-action lawsuit regarding our online services. The successful assertion of a claim against us, or a regulatory action against us, could result in significant monetary damages, diversion of management resources and require us to make significant payments and incur substantial legal expenses. Any claims with respect to violation of privacy or misappropriation of user data brought against us may have a material adverse effect on our business, results of operations and financial condition.

We are exposed to risks associated with credit card processors and related merchant account approvals that, if not properly addressed, could increase our operating expenses or preclude us from accepting credit cards as a method of payment.

We depend on the ability to accept credit and debit card payments from our subscribers and the related merchant account approval to process subscription payments. Our reliance on credit card and related merchant account approvals exposes us to fraud and credit card chargebacks. We have suffered losses and may continue to suffer losses as a result of subscriptions placed with fraudulent credit card data as well as users who chargeback their purchases. Under current credit card practices, a merchant is liable for fraudulent credit card transactions when, as is the case with the transactions we process, that merchant does not obtain a cardholder’s signature. Our failure to adequately control fraudulent credit card transactions and keep our chargebacks under an acceptable threshold would result in significantly higher credit card-related costs and, therefore, increase our operating expenses and might preclude us from accepting credit cards as a means of payment.

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If government regulation or taxation of the online dating industry increases, it may adversely affect our business, results of operations or financial condition.

We may be subject to additional operating restrictions and government regulations in the future. Companies engaging in e-commerce, online dating and related businesses face uncertainty related to future government regulation of the Internet. Due to the rapid growth and widespread use of the Internet, federal and state governments have enacted and are considering various laws and regulations relating to the Internet in areas including, but not limited to, billing practices, privacy, online safety and taxation. Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear. The adoption of new laws and regulations could adversely affect the growth, popularity or use of the Internet, including laws limiting Internet neutrality, decreasing the demand for our applications and increase our cost of doing business. Our business, results of operations or financial condition may be negatively affected by new laws, and such existing or new regulations may expose us to substantial compliance costs and liabilities and may impede the growth in use of the Internet. In addition, sales tax for business conducted on the Internet is rapidly being legislated in the various states and abroad. We may incur substantial liabilities or expenses necessary to comply with these laws and regulations or penalties for any failure to comply.

If we are subject to intellectual property infringement claims, it could cause us to incur significant expenses, pay substantial damages or royalties and prevent us from offering our applications.

Third parties may claim that our applications infringe or violate their intellectual property rights. Any such claims could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages and prevent us from using licensed technology that may be fundamental to our applications. Even if we were to prevail, any litigation regarding intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations. We maintain insurance to protect against intellectual property infringement claims and resulting litigation, but such insurance may not be sufficient to cover all potential claims, liability or expenses. We may also be obligated to indemnify our business partners in any such litigation, which could further exhaust our resources. Furthermore, as a result of an intellectual property challenge, we may be prevented from offering our applications unless we enter into royalty, license or other agreements. We may not be able to obtain such agreements at all or on terms acceptable to us, and as a result, we may be precluded from offering our applications and services.

If we are unable to protect our intellectual property rights, we may be unable to compete with competitors developing similar technologies.

Our success and ability to compete are often dependent upon the development of intellectual property for our applications. While we rely on copyright, trade secret and trademark law to protect our intellectual property, we believe that factors such as the technological and creative skills of our employees, frequent enhancements to our application and reliable maintenance are more essential to establishing superior applications. There can be no assurance that other persons will not develop intellectual property that is similar or superior to our intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology, making it more difficult for us to compete.

We face risks of litigation and regulatory actions if we are deemed a dating service or Internet dating service.

In certain states, companies that provide dating services or Internet dating services are subject to various regulations. Because our applications provide online dating features, we could be exposed to regulation as a dating or Internet dating service. If we were considered to be a dating service or Internet dating service in any of the jurisdictions in which we operate, we might be required to comply with regulations that would require us to, among other things, provide disclosure regarding our screening practices and warnings on our applications regarding the dangers associated with the use of our applications. If a legal authority determines that we have provided and are providing dating services or Internet dating services that are regulated by certain states, we could be deemed to be out of compliance with such regulations and could be liable for any damages as a result of our past non-compliance, either of which could have a material adverse effect on our business, financial condition or results of operations.

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We face certain risks related to the physical and emotional safety of users and third parties.

We cannot control the actions of our users in their communications or physical actions. There is a possibility that users or third parties could be physically or emotionally harmed following interaction with another user. We warn our users that we do not screen other users and, given our lack of physical presence, we do not take any action to ensure personal safety on a meeting between users or subscribers arranged following contact initiated via our applications. If an unfortunate incident of this nature occurred in a meeting of two people following contact initiated on our applications or that of one of our competitors, any resulting negative publicity could materially and adversely affect us or the online dating industry in general. Any such incident involving our applications could damage our reputation and our brand, which could have a material adverse effect on our business, results of operations or financial condition. In addition, the affected users or third parties could initiate legal action against us, which could divert management attention from operations, cause us to incur significant expenses, whether we are successful or not, and damage our reputation.

We may need additional capital to execute our business plan. If we do not obtain additional financing, it could have a material adverse effect on our business, results of operations or financial condition.

We might need to raise additional capital or financing through debt or equity offerings to support our expansion, marketing efforts and application development programs in the future. We might require additional capital or financing to:

●	hire and retain talented employees, including technical employees, executives, and marketing experts;

●	effectuate our long-term growth strategy and expand our application development programs; and

●	market and advertise our applications to attract more paying subscribers.

We may be unable to obtain future capital or financing on favorable terms or at all. If we cannot obtain additional capital or financing, we will need to reduce, defer or cancel application development programs, planned initiatives, marketing or advertising expenses or costs and expenses. The failure to obtain additional capital or financing on favorable terms, if at all, could have a material adverse effect on our business, results of operations or financial condition.

Our ability to repay our indebtedness is dependent on our ability to generate cash flow from operations, which depends on many factors beyond our control. Any failure to meet our debt obligations could harm our business, financial condition and results of operations.

On February 13, 2015, we issued a 12% Senior Secured Convertible Note (the “Note”) to Sigma Opportunity Fund II, LLC (“Sigma II”) in the aggregate principal amount of $3,000,000. Our ability to make payments on and to refinance our indebtedness, including the Note, will depend on our ability to generate cash flow from operating activities and other resources in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We may be required to dedicate a substantial portion of our cash flow from operating activities to payments on our indebtedness, including the Note, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes. If our cash flow and capital resources are insufficient to repay our indebtedness, including the Note, and capital expenditure programs, we may be forced to sell assets, issue additional equity or debt securities or refinance our indebtedness, including the Note. These remedies may not be available on commercially reasonable terms, or at all. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness, including the Note, would likely harm our ability to incur additional indebtedness on acceptable terms, if at all. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our indebtedness in the future, including the Note, which could cause us to default on our obligations and could impair our liquidity.

If we cannot make scheduled payments on the Note, we will be in default and Sigma II could declare all outstanding principal and interest on the Note to be immediately due and payable and could foreclose against the assets securing the Note, which could force us into bankruptcy or liquidation. Our inability to generate sufficient cash flows to satisfy our indebtedness, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations.

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The Note contains operating and financial covenants that may prevent us from engaging in transactions that might benefit us, including responding to changing business and economic conditions or securing additional financing, if needed.

The terms of the Note contain customary events of default and covenants that prohibit us and our subsidiary from taking actions without satisfying certain conditions or obtaining the consent of Sigma II. These restrictions, among other things, limit our ability to:

●	incur additional indebtedness;

●	create liens against our assets;

●	amend our Certificate of Incorporation and Amended and Restated By-Laws;

●	make certain repurchases and repayments of our equity and debt securities;

●	make certain payments and distributions;

●	pay dividends;

●	engage in certain issuances of our common stock; and

●	engage in certain transactions with affiliates.

As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from Sigma II and/or amend these covenants. A breach of these covenants could result in an event of default under the Note, which could result in the acceleration of our obligations. If that should occur, we may be unable to repay all of our obligations, which could force us into bankruptcy or liquidation.

We may be unable to repay our indebtedness or make future investments necessary to implement our business strategy.

We cannot provide any assurance that we will be able to raise the necessary capital to repay our indebtedness or make future investments necessary to implement our business strategy, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and liquidity, on our ability to service our indebtedness and other obligations. In recent years, it has been difficult for certain companies to access capital or other sources of funds. Although access to capital and other sources of funding has improved, we cannot provide any assurance that conditions will not deteriorate or that our access to capital and other sources of funding will not become constrained, which could adversely affect our business, results of operation or financial condition.

To address constraints on our access to capital, we could, among other things, (i) obtain commitments from banks or other lenders to either refinance indebtedness or increase amounts of indebtedness under existing promissory notes, (ii) access the capital markets, or (iii) dispose of assets. As with other public companies, our access to debt and equity capital depends, in part, on the trading prices of our common stock, which, in turn, depend upon market conditions that change from time to time, such as the market’s perception of our financial condition, our growth potential and our current and future earnings. Our failure to meet the market’s expectation with regard to future earnings could impact our ability to access capital or increase our borrowing costs. If we cannot access capital at an acceptable cost or at all, we may be required to sell assets.

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Risks Related to our Common Stock

Our results of operations are volatile and difficult to predict, and our stock price may decline if we fail to meet the expectations of stockholders.

Our revenue and results of operations could vary significantly from period-to-period and year-to-year and may fail to match our past performance because of a variety of factors, many of which are outside of our control. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our results of operations include:

●	changes in expectations as to our future financial performance;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships or capital commitments;

●	market acceptance of our new application and enhancements to our existing applications;

●	the amount of advertising and marketing that is available and spent on user acquisition campaigns;

●	disruptions in the availability of our applications on third party platforms;

●	actual or perceived violations of privacy obligations and compromises of subscriber data;

●	the entrance of new competitors in our market whether by established companies or the entrance of new companies;

●	additions or departures of key personnel and the cost of attracting and retaining application developers and other software engineers; and

●	general market conditions, including market volatility.

Given the rapidly evolving industry in which we operate, our historical results of operations may not be useful in predicting our future results of operations. In addition, metrics available from third parties regarding our industry and the performance of our applications may not be indicative of our future financial performance.

Our common stock is usually thinly traded, you may be unable to sell at or near ask prices or at all and the price of our common stock may be volatile.

The shares of our common stock have usually been thinly-traded on the OTCQB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on stock price. A broader or more active public trading market for our common stock may not develop or be sustained, and the current trading level of our common stock may not be sustained. Due to these conditions, you may be unable to sell your common stock at or near ask prices or at all if you desire to sell shares of common stock.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

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Clifford Lerner’s control may prevent you from directing the course of our operations and may affect the price of our common stock.

Clifford Lerner beneficially owned 30,250,000 shares of common stock as of March 18, 2015. As long as Mr. Lerner beneficially owns more than 50% of our outstanding shares, he will be able to elect our entire Board of Directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise control over our management and operations. This concentration of ownership could result in a reduction in value to the common stock you own because of ineffective voting power, and could delay or prevent us from undergoing a change of control in the future on terms that other stockholders may desire. In addition, the interests of Mr. Lerner and our minority stockholders may not always be the same, and this concentration of voting power may lead to stockholder votes that are inconsistent with the best interests of our minority stockholders or our best interests as a whole.

The large number of shares issuable upon exercise of warrants or the Note could have an adverse effect on our stock price.

In January 2011, we issued warrants to purchase an aggregate of 2,380,000 shares of common stock with an exercise price of $2.50 per share. In February 2015, we issued a warrant to purchase up to 10,500,000 shares of common stock with an exercise price of $0.35 per share and the Note with a conversion price of $0.20 per share. The price of our common stock could significantly decline if the holders of these securities elect to exercise their warrants or convert the principal or interest under the Note and sell shares in the market at times when there are not a corresponding number of investors willing to purchase such shares at the asked prices. In addition, the large number of shares of common stock underlying the warrants and the Note may cause an overhang on the market and prevent the market price of the common stock from rising above the warrant exercise price.

Delaware law and our Certificate of Incorporation and Amended and Restated By-Laws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Under our Certification of Incorporation, our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and the qualifications, limitations or restrictions of the preferred stock. Accordingly, we may issue shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our stockholders.

We are also subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

We are not subject to certain corporate governance provisions of the Sarbanes-Oxley Act.

Since our common stock is not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance requirements established by the national securities exchanges pursuant to the Sarbanes-Oxley Act. These include rules relating to independent directors, director nomination, audit and compensation committees, retention of audit committee financial expert and the adoption of a code of ethics. Unless we voluntarily elect to fully comply with those obligations, which we have not done to date, the protections that these corporate governance provisions were enacted to provide will not exist with respect to us. While we may apply to have our securities listed for trading on a national securities exchange in the future, which would require us to fully comply with those obligations, we cannot assure you that we will make such application, that we would be able to satisfy applicable listing standards, or if we did satisfy such standards, that we would be successful in continuing to meet such listing standards. Even if we were listed on a national securities exchange as a controlled company, we would not be subject to certain corporate governance requirements.

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If we fail to remain current on our reporting requirements, we could be removed from the OTCQB, which would limit the ability of broker-dealers to sell our common stock and the ability of stockholders to sell their common stock in the secondary market.

Companies trading on the OTCQB must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be current in their filings under the Exchange Act to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the liquidity for our common stock could be adversely affected by limiting the ability of broker-dealers to sell our common stock and the ability of stockholders to sell their common stock in the secondary market.

We do not expect to pay dividends and stockholders should not expect to receive dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, stockholders will only realize an economic gain on their investment in our common stock if the price appreciates. Stockholders should not purchase our common stock expecting to receive cash dividends. Because we currently do not pay dividends, and there may be limited trading in our common stock, stockholders may not have any manner to liquidate or receive any payment on their common stock. Therefore, our failure to pay dividends may cause stockholders to not see any return on their common stock even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

We have incurred and will continue to incur substantial costs as a result of being a reporting company.

We have faced and will continue to face substantial legal, accounting, administrative and other costs as a result of being a publicly reporting company. In addition to the requirements of the Sarbanes-Oxley Act, rules implemented by the SEC and the Public Company Accounting Oversight Board have required changes in the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make legal, accounting and administrative activities more time-consuming and costly. For example, we intend to add independent directors to form an independent audit committee and adopt policies regarding internal control over financial reporting and disclosure controls and procedures. We are also incurring higher costs to obtain directors’ and officers’ insurance than in prior periods. In addition, we may identify and incur additional costs and expenses associated with being a publicly held company.

Sales of substantial amounts of our common stock in the public market, or the perception that they might occur, could reduce the price that our common stock might otherwise attain and may dilute your voting power and your ownership interest in us.

The price of our common stock could decline if there are substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, or if there is a large number of shares of our common stock available for sale.

We may issue shares of our common stock or securities convertible into our common stock from time to time in the future in connection with financings, acquisitions, investments or otherwise. Any such issuance could result in ownership dilution to our existing stockholders and cause the trading price of our common stock to decline.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders. All of the net proceeds from the resale of our common stock will go to the selling stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling stockholders.

A portion of the shares of common stock covered by this prospectus are issuable upon exercise of the Warrants.  We may receive proceeds in the event some or all of the Warrants held by the selling stockholders are exercised for cash.  Any proceeds received from the exercise of the Warrants will be used for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the selling stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

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SELLING STOCKHOLDERS

The common stock being offered for resale by the selling stockholders consists of up to 4,117,500 shares of our common stock, consisting of (i) 1,775,000 shares of our common stock, (ii) 2,087,500 shares of common stock issuable upon the exercise of the Investor Warrants held by 13 holders and (iii) 255,000 shares of common stock issuable upon the exercise of the Placement Warrants held by three holders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 4, 2011, as updated by information made known to the Company on or prior to March 18, 2015, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been previously furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered*	Amount Beneficially Owned after Offering	Percentage Beneficially Owned after Offering
Anson Investments Master Fund LP (1)	450,000	450,000	0	0%
Midsummer Small Cap Master, Ltd. (2)	125,000	125,000	0	0%
Taylor International Fund, Ltd. (3)	187,500	187,500	0	0%
Verition Multi-Strategy Master Fund Ltd. (4)	187,500	187,500	0	0%
Warberg Opportunistic Trading Fund LP (5)	212,500	212,500	0	0%
Brio Capital LP (6)	150,000	150,000	0	0%
Empery Asset Master, Ltd (7)	125,000	125,000	0	0%
Hartz Capital Investments, LLC (8)	187,500	187,500	0	0%
Rockmore Investment Master Fund Ltd (9)	375,000	375,000	0	0%
Highbridge International, LLC (10)	375,000	375,000	0	0%
Iroquois Master Fund Ltd. (11)	262,500	262,500	0	0%
Cranshire Capital LP and Cranshire Capital Master Fund, Ltd. (12)	125,000	125,000	0	0%
Freestone Advantage Partners, LP (13)	25,000	25,000	0	0%
GCA Strategic Investment Fund Limited (14)	75,000	75,000	0	0%
OTA LLC (15)	178,500	178,500	0	0%
Craig Schwabe (16)	51,000	51,000	0	0%
Noam Rubinstein (17)	25,500	25,500	0	0%
Pipe Co. (18)	1,000,000	1,000,000	0	0%

* This may include shares of common stock sold prior to the date hereof.

(1)	Consisting of 300,000 shares of our common stock and 150,000 shares of our common stock underlying the Warrant issued to Anson Investments Master Fund LP. Moez Kassam is the Portfolio Manager of Anson Investments Master Fund LP and has voting and dispositive power over the shares beneficially owned by Anson Investments Master Fund LP.
(2)	Consisting of 125,000 shares of our common stock underlying the Warrant issued to Midsummer Ventures, LP and subsequently assigned to Midsummer Small Cap Master, Ltd. (“Midsummer Small”). Midsummer Capital, LLC (“Midsummer Capital”) is the general partner of Midsummer Small and consequently has voting control and investment discretion over securities held by Midsummer Small. Alan Benaim and Joshua Thomas have voting control over Midsummer Capital. As a result of the foregoing, each of Midsummer Capital and Messrs. Benaim and Thomas may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Midsummer Small.
(3)	Consisting of 125,000 shares of our common stock and 62,500 shares of our common stock underlying the Warrant issued to Taylor International Fund, Ltd. (“Taylor International”). Taylor Assets Management, Inc. (“Taylor Assets Management”) is the general partner of Taylor International and consequently has voting control over securities held by Taylor International. Robert J. Kirkland, President of Taylor Assets Management, has voting control over Taylor Assets Management. As a result of the foregoing, each of Taylor Assets Management and Robert J. Kirkland may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Taylor International.

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(4)	Consisting of 125,000 shares of our common stock and 62,500 shares of our common stock underlying the Warrant issued to Verition Multi-Strategy Master Fund Ltd. Verition Fund Management LLC serves as the investment manager to Verition Multi-Strategy Master Fund Ltd. In such capacity, Verition Fund Management LLC may be deemed to have voting and investment power with respect to the shares held by Verition Multi-Strategy Master Fund Ltd. Nicholas Maounis is currently the managing member of Verition Fund Management LLC and in such capacity may be deemed to have voting and investment power with respect to the shares held by Verition Multi-Strategy Master Fund Ltd. Mr. Maounis disclaims beneficial ownership within the meaning of Rule 16a-1(a)(2) under the Exchange Act in the securities owned by Verition Fund Management LLC except to the extent, if any, of his pecuniary interest therein.
(5)	Consisting of 100,000 shares of our common stock and 112,500 shares of our common stock underlying the Warrants issued to Warberg Opportunistic Trading Fund LP. Jonathon Blumberg is the Manager of Warberg Opportunistic Trading Fund LP. and has voting and dispositive power over the shares beneficially owned by Warberg Opportunistic Trading Fund LP.
(6)	Consisting of 100,000 shares of our common stock and 50,000 shares of our common stock underlying the Warrant issued to Brio Capital LP. Shaye Hirsch is the Managing Partner of Brio Capital LP and has voting and dispositive power over the shares beneficially owned by Brio Capital LP.
(7)	Consisting of 125,000 shares of our common stock issued to Empery Asset Master Ltd. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”) has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.
(8)	Consisting of 125,000 shares of our common stock and 62,500 shares of our common stock underlying the Warrant issued to Hartz Capital Investments, LLC. Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC (“HCI”) has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.
(9)	Consisting of 250,000 shares of our common stock and 125,000 shares of our common stock underlying the Warrant issued to Rockmore Investment Master Fund Ltd. Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”) serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, which invests all of its assets through Rockmore Investment Master Fund Ltd. (“Rockmore Master Fund”). As a result of the foregoing, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund, and Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Brian Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund.
(10)	Consisting of 250,000 shares of our common stock and 125,000 shares of our common stock underlying the Warrant issued to Highbridge International, LLC. Highbridge Capital Management, LLC is the trading manager of Highbridge International, LLC and has voting and dispositive power over the shares beneficially owned by Highbridge International, LLC. Glenn Dubin is the Chief Executive Officer of Highbridge Capital Management, LLC.
(11)	Consisting of 175,000 shares of our common stock and 87,500 shares of our common stock underlying the Warrant issued to Iroquois Master Fund Ltd. Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.
(12)	Consists of 112,500 shares of common stock underlying warrants issued to Cranshire Capital, LP (“Cranshire Capital”) and 12,500 shares of common stock underlying warrants issued to Cranshire Capital Master Fund, Ltd. (“Cranshire Master”). Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of both Cranshire Capital and Cranshire Master and has voting control and investment discretion over securities held by both. Mitchell P. Kopin, the president, the sole member and the sole manager of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund.
(13)	Consisting of 25,000 shares of our common stock issued to Freestone Advantage Partners, LP. Downsview is the investment manager for a managed account of Freestone Advantage Partners, LP and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares held in such account which are being registered hereunder.
(14)	Consisting of 75,000 shares of our common stock issued to GCA Strategic Investment Fund Limited. Lewis N. Lester Sr. is the Director of GCA Strategic Investment Fund Limited and has voting and dispositive power over the shares beneficially owned by GCA Strategic Investment Fund Limited.
(15)	Consisting of 178,500 shares of our common stock underlying the Warrant held by OTA LLC. Ira Leventhal is the Senior Managing Director of OTA LLC and has voting and dispositive power over the shares beneficially owned by OTA LLC.
(16)	Consisting of 51,000 shares of our common stock underlying the Warrant issued to Craig Schwabe.
(17)	Consisting of 25,500 shares of our common stock underlying the Warrant issued to Noam Rubinstein.
(18)	Consisting of 1,000,000 shares of our commons stock underlying the Warrant issued to Pipe Co.

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To our knowledge, except for Craig Schwabe and Noam Rubinstein, none of the selling stockholders or their beneficial owners:

●	has had a material relationship with us other than as a stockholder at any time within the past three years;

●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

●	are broker-dealers or affiliated with broker-dealers. Craig Schwabe and Noam Rubinstein are officers of H.C. Wainwright & Co., LLC, a registered broker-dealer and each of them received warrants as compensation for investment banking services.

PLAN OF DISTRIBUTION

The common stock being offered for resale by the selling stockholders consists of 4,117,500 shares of our common stock, including (i) 1,775,000 shares of our common stock, (ii) 2,087,500 shares of common stock issuable upon the exercise of the Investor Warrants held by 13 holders and (iii) 255,000 shares of common stock issuable upon the exercise of the Placement Warrants held by three holders.

This prospectus relates to the resale of up to 4,117,500 shares, including (i) 1,775,000 shares of common stock issued in the private placement that closed on January 19, 2011, and (ii) 2,342,500 shares of common stock issuable upon exercise of the Warrants, each held by certain selling stockholders.

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, the common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our common stock is quoted on the OTCQB under the symbol “STVI.”

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DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of our common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. As of March 18, 2015, 50,007,826 shares of our common stock were issued and outstanding, including 10,325,000 shares of restricted common stock that have been issued but remain subject to forfeiture. No shares of Preferred Stock were issued and outstanding.

(a) Common Stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation, as amended, and by-laws, as amended, do not provide for cumulative voting rights in the election of directors. Accordingly, a plurality of the votes cast in any election of directors may elect the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

(b) Preferred Stock. Our board of directors has the authority, within the limitations and restrictions in our amended certificate of incorporation, as amended, to issue 10,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights thereof, including, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently do not have plans to issue any shares of preferred stock.

(c) Warrants.  We have issued a number of five-year Investor Warrants to purchase 2,087,500 shares of common stock, exercisable at a price of $2.50 per share to certain accredited investors. The number of shares of common stock to be received upon the exercise of the Investor Warrants and the exercise price of the Investor Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after January 19, 2011.

(d) Placement Agent Warrants. Rodman & Renshaw LLC acted as our exclusive placement agent in connection with the private placement that closed on January 19, 2011. For the placement agent services in connection with the offering of total, (i) we paid a cash placement fee equal to 6% of the aggregate purchase price paid by investors that were placed securities in the offering, and we agreed to pay a cash fee equal to 6% of the aggregate cash exercise price to be received by us upon the exercise of the Investor Warrants, payable only in the event of the receipt by the Company of any proceeds of such cash exercise, and (ii) we issued to the placement agent five-year Placement Warrants to purchase 255,000 shares of our common stock equal to 6% of the aggregate number of shares of common stock issued in the offering, which have the same terms, including exercise price and registration rights, as the Investor Warrants issued to the investors in the offering. The number of shares of common stock to be received upon the exercise of the Placement Warrants and the exercise price of the Placement Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after January 19, 2011.

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DESCRIPTION OF BUSINESS

Overview

AYI

We provide a leading online dating application under the AYI brand that is native on Facebook, iOS and Android platforms, and is also accessible on mobile devices and desktops at AYI.com.  The vast majority of subscribers to our application are between the ages of 30 and 60, with an average age of 46 years old. We target our application to users in this age demographic because of their rapidly growing use of online dating and their greater disposable income relative to younger users. AYI was the #2 grossing application in the U.S. Lifestyle Category on Apple App Store in the United States as of March 18, 2015. As of March 18, 2015, we had approximately 103,000 active subscribers which constituted a 33% increase in active subscribers since December 31, 2013.  New subscription transactions for the year ended December 31, 2014 increased 30% as compared to new subscription transactions for the year ended December 31, 2013.

Our AYI application is available to users and active subscribers. Our AYI application is extremely scalable and requires limited incremental operational cost to add additional users, active subscribers or new features catering to additional discrete audiences. We have experienced recent growth in the number of our active subscribers, as seen by the table below:

The Grade

We also provide an online dating application under “The Grade” brand that is native on iOS. The Grade is a new mobile application that we launched in November 2014 to pursue our strategy of providing a portfolio of dating and social applications.

The Grade is a mobile dating application that holds users accountable for their behavior by using a proprietary algorithm that assigns letter grades to users ranging from “A+” to “F” based on profile quality, response rate and message quality. Users with a grade of “D” receive a warning and instructions on how to improve their grade, while users who fail to improve an “F” grade are at risk of expulsion. Expelled users have the ability to “appeal” the decision by providing reasons why they should be allowed back, but re-entry is not guaranteed. By providing user grades and expelling low-quality users who receive an “F” grade, The Grade aims to create a community of high-quality users who are desirable, articulate and responsive.

A user’s overall grade is based on an algorithm that incorporates the grades for profile quality, response rate and message quality. The profile quality grade is based on an analysis of the quality of a user’s profile based on several factors, including the quantity and quality of a user’s photos, how often a user’s profile gets “liked” and the length and quality of a user’s “about me” section. The response rate grade is based on how often a user responds to messages and how often the user obtains a response in return. The message quality grade is based on several factors that analyze messages for grammatical mistakes, spelling errors, use of slang and length, as well as whether a user’s messages contain inappropriate content.

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Sources of Competitive Strength

We believe the success of our online dating applications is the direct result of the superior user experience the applications provide. While many online dating applications and websites provide similar functionality, most competitive services require meaningful effort and initiative on the part of the user to make contact with other users.  Our applications are designed to eliminate effort and friction in user-to-user interaction by automating certain aspects of the introductory dialog between users.  As a consequence, we believe our users find our experience more social and enjoyable than many competitive interactive dating services.

Our data-driven business practices also differentiate us from our competitors and provide us with a competitive advantage.  The user engagement of our applications and the propensity of users to subscribe is continually enhanced through constant experimentation.  Our sophisticated A/B testing framework can support millions of different versions of the applications in parallel in order to test new features and functionality, design changes and changes to our algorithms. We have also developed business processes and human capital dedicated to business intelligence to analyze and interpret A/B test data, with the result that every change we make to our applications produces verifiable benefits, and the user experience and economics of the applications continually improve.

Financial Overview

We generate revenues from subscriptions as well as advertising agreements with third parties. For the years ended December 31, 2013 and 2014, our revenues were $12.6 million and $13.6 million, respectively.  We had net losses of $4.0 million and $1.7 million for the years ended December 31, 2013 and 2014, respectively. As of March 18, 2015, we had 28 employees, all of whom were located in our New York City headquarters.

Our Applications

AYI

AYI attracts a demographically and geographically diverse user base, with users in over 180 different countries.  Our application is intuitive, and allows users and subscribers to easily find, connect and communicate with each other.  Key features and tools of our AYI application include:

Profile Creation

Users can join AYI by creating a personal profile that is connected to their email address or by using “Facebook Connect” to create a profile. An AYI user with a Facebook profile can easily import information from their profile, including the user’s photos and interest data. Their AYI profiles are also updated in real time as they add interests on Facebook. Once a profile has been created, AYI users are able to browse for potential matches, including other singles with mutual friends on AYI or similar interests.  Using this information, AYI has designed features around mutual friends and similar interests that improve the online dating experience and, compared to traditional online dating websites, more closely mirrors the way singles traditionally meet offline.  We continually update AYI’s feature set with new features to increase user engagement, make users more social and to increase the number of users that are converted to active subscribers.

Browse Function

AYI’s game-like “browse” function presents profiles of other users that match user criteria and prompts them to indicate if they are “interested” by either clicking on a “yes” or “skip” button above the profile picture or by sending a message when viewing that user’s profile. Users are notified when another user has clicked “yes” on their profile or if they have received a message from another user. In instances where users select "yes" on another user’s profile, the application automatically introduces the two users, who are likely to have similar interests. In addition, AYI’s “friends of friends” function allows users to view other users that have mutual friends.

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Subscription Benefits

AYI operates on a “freemium” model, whereby certain application features are free to all users and other features are only available to paid subscribers. All users are allowed to create a profile, browse, search and view other user’s profiles, send instant messages and send an initial message to any user. Unlimited messaging and other premium features require a paid subscription.

Accessibility

Our easy-to-use mobile interface allows our users to engage with our online dating application from virtually anywhere at any time.  The availability of our online dating application across mobile devices, tablets and personal computers enables our users to move seamlessly between devices, increasing the opportunities for user engagement and real-time interactions.

The Grade

We designed The Grade as a free mobile application that caters to individuals who are dissatisfied with the quality of user interactions on mobile online dating applications. By providing user grades and expelling users who receive a failing “F” grade, the application holds users accountable for their behavior and aims to create a community of desirable, responsive and articulate users. As of March 18, 2015, we had more than 5.2 million swipes by users of The Grade. Some of the key features and tools of The Grade include:

Profile Creation

Users can join The Grade by using “Facebook Connect” to easily create a profile. With the user’s permission, The Grade will obtain certain information from a user’s profile including photos, location and interests. The Grade then displays other users as potential matches based on location, gender and age preferences.

Browse Function

Once a user creates a profile, The Grade automatically presents the user with potential matches by displaying a profile picture of the potential match along with the user's overall grade. The browse function allows users to indicate whether they “like” a profile by selecting a checkmark or selecting an “X” if they are not interested in the potential match. By scrolling up or down on the profile picture, users can view additional pictures as well as other profile information, including similar interests, common friends, education, religion, ethnicity, “about me” and grades in the three categories - profile quality, response rate and message quality. Users are automatically notified when a “match” exists, meaning both users “like” one another’s profile. Once users have been matched, they are allowed to send messages to each other.

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Grading System

A user’s overall grade is based on an algorithm that incorporates the grades based on profile quality, response rate and message quality. The profile quality grade is based on several factors, including the quantity and quality of a user’s photos, how often a user’s profile gets “liked” and the length and quality of a user’s “about me” section. The response rate grade is based on how often a user responds to messages and how often the user obtains a response back. The message quality grade is based on several factors that analyze messages for grammatical mistakes, spelling errors, use of slang and length, as well as whether a user’s messages contain inappropriate content. These three categories are combined to create a user’s overall grade, which is visible to other users of the application.

Application Development

Our application development processes are designed to enable us to rapidly and cost effectively develop our online dating applications to meet the expectations and preferences of users and the requirements of the third party platforms through which we offer our applications.  These processes include a sophisticated A/B testing framework that allows us to run a significant number of statistically relevant tests on AYI at any given time.  We can test new features, new functionality, design changes and changes to our proprietary algorithms and compare the results to control groups to see if they would be likely to improve the conversion of users into subscribers.  We have also integrated Splunk Enterprise technology, a data analysis and management tool, into our data analytics and application development processes to provide a real-time granular analysis of user behavior and ability to “lock-in” features that outperform their relevant control groups.

A significant amount of our logins occur through third party platforms.  We believe we provide value to these third party platforms by: (i) creating and maintaining user engagement on, and integrating with, the platforms; (ii) driving traffic to the platforms to generate advertising revenue for such platforms, including through the placement of advertisements on our online dating applications and (iii) directly purchasing advertising from these platforms.

While the majority of our users continue to access our applications through the Facebook platform, we have seen significant increases in user activity across our mobile platforms during 2014.  For example, in December 2014, approximately 44% of logins to AYI were made through a mobile device as compared to 30% of logins to AYI in December 2013. We plan to continue to develop and support our applications on iPhone, Android and other mobile devices.

With our vast amount of data that we have accumulated over several years across multiple platforms, we believe that leveraging this user base and the data therefrom allows us to create a one-of-a-kind experience for users looking to meet people with mutual friends or similar interests.

Our Strengths

Since our inception, we have developed and are leveraging the following key strengths of our business model:

●	“Freemium” Online Dating Model. We operate AYI on a “freemium” model in which certain application features are free to all users and other features are only available to subscribers. We believe this “freemium” model, when combined with our development of AYI as an online dating application, differentiates us from other applications in the online dating industry.

●	Engaging Functionality on a Highly Scalable Platform. We have designed our applications with game-like “browse” functions and other features that prompt interactions between users, which make our applications highly engaging and easy to use. While many online dating applications and websites provide similar functionality, most competitive services require meaningful effort and initiative on the part of the user to make contact with other users. Our applications are designed to eliminate effort and friction in user-to-user interaction by automating certain aspects of the introductory dialogue between users. We have developed many different and popular online dating features for our applications, including the ability to search for potential matches with mutual friends or similar interests on AYI and the ability to view a user’s grade on The Grade. Our applications are also extremely scalable and require limited incremental cost to add additional users or to create new features catering to additional discrete audiences.

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●	Marketing Effectiveness and Data Analytics. We believe that our data analytics and application development processes provide us with a competitive advantage over other online dating websites and applications. Our data analytics provides us with critical visibility into the effectiveness of our advertising and marketing expense and allow us to quickly modify such expenditures to create more effective user acquisition campaigns. Our application development processes also include a sophisticated A/B testing framework that allows us to test new features, new functionality, design changes, changes to our proprietary algorithms and compare the results to control groups. These processes provide a real-time granular analysis of user behavior and allow us to modify our applications to increase user engagement and the number of users that convert into paying subscribers.

●	Large and Global Community of Subscribers. As of March 18, 2015, we had approximately 103,000 active subscribers. We believe that our extensive subscriber base allows us to create a favorable experience for users looking to meet people with mutual friends or similar interests.

●	Increased Mobile Penetration. Our easy-to-use mobile dating applications have been designed to acquire users on every platform and allow users to interact with other users from virtually anywhere and at any time. Our applications have been designed to work on small screens and other mobile devices, and allow users to create a profile, interact with other users and pay for subscriptions using their mobile devices. The Grade is only available as a mobile application and our mobile AYI application is increasingly being adopted by our users. For example, in December 2014, approximately 44% of logins to AYI were made through a mobile device as compared to 30% of logins to AYI in December 2013.

Our Strategy

Our strategy includes the following key components:

●	Increase Our Subscriber Base. We plan to invest in user acquisition campaigns to promote AYI and The Grade and increase the number of users and paid subscribers. We frequently analyze our advertising and marketing expense in an effort to ensure that we optimize our return on investments in these areas.

●	Increase Our Mobile Presence. We plan to increase the presence of the AYI and The Grade applications in the mobile market through improving the mobile user experience, increasing our prominence on the Apple iTunes store and Google Play store and transitioning desktop users to become mobile users. Consistent with this objective, The Grade is only available as a mobile application and we have created a seamless cross-platform experience that allows new and existing AYI users to login to any platform to access their messages, communicate cross-platform with other users and subscribe to access the entire feature set. We are also continuing to prioritize initiatives that will improve the rate at which we convert our mobile users into paid subscribers.

●	Increase Our International Presence. We have begun to prioritize efforts to increase the international presence of the AYI application, including by developing localized and translated versions of the AYI application for certain international countries. We expect that by localizing and translating the AYI application to various international countries, we will increase the number of our users and paid subscribers and will realize higher user conversion and retention rates.

●	Introduce New Applications. We plan to develop a portfolio of applications around the core AYI application by investing substantial resources to develop and launch new mobile or desktop applications or by developing separate localized or mobile versions of AYI for specific target demographics or geographies. We began to implement this portfolio approach through the launch of The Grade in November 2014.

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Marketing Strategy

Our current marketing activities aim to raise awareness of the AYI and The Grade brands and attract users by promoting the unique content and quality of our applications. We primarily advertise through Internet and mobile advertising and run hundreds of user acquisition campaigns at any given time, targeting various classifications of users.

We acquire a significant number of our users through paid marketing channels. We plan our advertising and marketing activities based on our expected return on investment (which we measure based on the profit margin of proceeds from advertising and marketing expenditures, divided by advertising and marketing expense) and believe that we lead our public company competitors based on our overall revenue yield from advertising and marketing expense. Our advertising and marketing efficiency continues to be enhanced by constant experimentation and optimizations to increase user engagement and the number of users that are converted to paid subscribers.

We also market AYI and The Grade by, among other things, providing online dating information to the media. During 2014, AYI was referenced in New York Post, Huffington Post, Forbes, BuzzFeed, New York Daily News, U.S. News and World Report, Mashable and The Telegraph and The Grade was mentioned in MSN.com, ABC, Washington Post (online and Washington Post Magazine print), USA Today, New York Daily News, TIME.com, Vogue, Today.com, New York Post, Shape.com, Self Magazine, Fortune, Sydney Morning Herald and Business Insider.

Payment Options

Our users have a variety of methods by which to purchase subscriptions to AYI.  Users can pay by credit card, electronic check, PayPal, Fortumo or as an in-App purchase through Apple Inc.’s App Store.  Pursuant to Apple Inc.’s terms of service, Apple Inc. retains 30% of the revenue that is generated from sales on our iPhone application through in-App purchases in the United States.  Regardless of which payment method is utilized, users may access AYI through any of the gateways we offer.

Competition

We face substantial competition from online dating websites such as Christianmingle.com, Cupid.com, eHarmony.com, POF.com, Match.com or other IAC/InterActiveCorp. properties, as well as online dating applications provided by Badoo Trading Limited, MeetMe, Inc. and Zoosk.  We believe that users often utilize multiple dating websites or applications, and the use of one dating website or application is not necessarily to the exclusion of others.

Achieving a critical mass of subscribers is crucial for online dating websites and applications.  As a result of our user base, we believe we are well-positioned to continue as a leader in online dating.  We believe that our user base also allows us to compete favorably in the marketplace with our current and future applications.  Additionally, we seek to offer applications and services that are unique in the industry, superior in quality, and more appealing than those of our competitors. Additionally, we believe that we have the tools, experience and certain inherent efficiencies to attract new users through Facebook and other sources at a lower cost per subscriber than certain of our traditional online dating competitors.  We also believe that the industry offers substantial room for growth as social networking application platforms and mobile platforms continue to expand as the Internet becomes more of a mainstream method for finding a relationship.

Patent and Trademarks

To establish and protect our proprietary rights, we rely on a combination of trademarks, copyrights, trade secrets, license agreements, patent applications, confidentiality agreements and other contractual rights. We are also pursuing patents related to certain feature sets on the AYI application currently under development. We have two registered trademarks in the United States for “Snap Interactive”; three registered trademarks for “Are You Interested?” and variations thereof in the United States, including several pending applications and registrations in other countries; a registered trademark for a question-mark-heart logo in the United States and a pending application for “ayi” in the United States.

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Governmental Regulations

We are subject to a number of U.S. federal and state laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being litigated in the courts and could be interpreted in ways that could harm our business.  These laws and regulations may involve user privacy, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services.  In particular, we are subject to federal and state laws regarding privacy and protection of user data, which are constantly evolving and can be subject to significant change.  We are also subject to diverse and evolving laws and regulations in other countries in which we operate. The application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly-evolving industry in which we operate.  Because our online dating applications are accessible worldwide and used by residents of some foreign countries, foreign jurisdictions may claim that we must comply with foreign laws, even in jurisdictions in which we have no local business entity, employees or infrastructure.

We are also subject to federal laws and regulations regarding content, privacy and the protection of user data, including The Communications Decency Act of 1996, as amended (“The Communications Decency Act”), The Children’s Online Privacy Protection Act of 1998, as amended, The Digital Millennium Copyright Act, The Electronic Communications Privacy Act of 1986, as amended, the USA PATRIOT Act of 2001, and the Controlling the Assault of Non-Solicited Pornography And Marketing (“CAN-SPAM”) Act of 2003, among others.  The Digital Millennium Copyright Act limits our liability as an online service provider for linking to or hosting third-party content that infringes copyrights.  The Communications Decency Act provides statutory protections to online service providers like us who distribute third-party content.  The Children’s Online Privacy Protection Act restricts the ability of online service providers to collect personal information from children under 13.  Congress, the Federal Trade Commission (“FTC”) and many states have promulgated laws and regulations regarding email advertising, including the CAN-SPAM Act.  Any changes in these laws or judicial interpretations narrowing the protections of these laws may subject us to increased risk, increased costs of compliance, and limits on the operation of certain parts of our business.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny.  The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC enforcement action.  Our user database holds the personal information of our users and subscribers residing in the United States and other countries, and we could be sued by those users if any of the information is misappropriated.  Any failure by us to adequately protect our users’ privacy and data could also result in loss of user confidence in our online dating applications and services and ultimately in a loss of active subscribers, which could adversely affect our business.

In addition, virtually every U.S. state has passed laws requiring notification to users when there is a security breach for personal data resulting in unauthorized disclosure, many of which are modeled on California’s Information Practices Act. There are a number of legislative proposals pending before the U.S. Congress and various state legislative bodies concerning data protection that could, if adopted, have an adverse effect on our business. We are unable to determine if and when such legislation may be adopted.  Many jurisdictions, including the European Union, have adopted breach notification and other data protection notification laws designed to prevent unauthorized disclosure of personally identifiable information.  The introduction of new privacy and data breach laws and the interpretation of existing privacy and data breach laws in the United States, Europe and other foreign jurisdictions is constantly evolving. There is a risk that new laws may be introduced or existing laws may be applied in a way that would conflict our current data protection practices or prevent the transfer of data between countries in which we operate.

While online personals services are not currently required to verify the age or identity of subscribers, or to run criminal background checks, legislation in this area has been proposed over the last few years in Ohio, Texas, California, Michigan, New Jersey, Florida and Virginia.  Companies that provide personals services are not currently subject to the same type of regulation as companies deemed “dating service” providers.  However, if a court holds that we are legally providing “dating services” as defined in the relevant regulations, we may be required to comply with additional state regulations. Further, Connecticut, New York, Florida, Texas and New Jersey each have enacted laws that require us to display safety warnings and disclosures to users that we do not conduct background checks.

In addition, rising concern about the use of social networking technologies for illegal conduct may in the future produce legislation or other governmental action that could require changes to our online dating applications or restrict or impose additional costs upon the conduct of our business.  These regulatory and legislative developments, including excessive taxation, may prevent or significantly limit our ability to expand our business.

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Employees

As of March 18, 2015, we had 28 employees, all of whom are employed on a full-time basis. We believe that our future success depends in part on our continued ability to hire, assimilate and retain qualified personnel.

Properties

Our principal executive office is located at 320 West 37th Street, 13th Floor, New York, NY 10018. We entered into the lease for our principal executive office on February 4, 2015, and in connection therewith, we paid a security deposit in the amount of $200,659. The term of the lease runs for seven years following the commencement date, which occurred on March 19, 2015. Our office rent expense under the lease will be approximately $25,000 per month for the first year of the term of the lease, which will escalate on an annual basis each year thereafter. We currently do not own any real property.

Legal Proceedings

On October 22, 2014, Emmanuel C. Gonzalez filed a complaint against us in the United States District Court for the Eastern District of Texas (Case No. 2:14-cv-992). The complaint alleged that we infringe upon several of the plaintiff’s patents by, among other things, allowing subscribers to create a list containing specific qualities attributable to such subscriber that is converted into a digital label and stored in a searchable database for AYI.com (U.S. Patent No. 7,558,807), encoding data about individual subscribers in the form of labels and providing search functionality based upon those labels for AYI.com (U.S. Patent No. 7,647,339), gathering data relating to online content from the owner of the content, including individual subscribers, and creating and storing digital labels for such data in a searchable database for AYI.com (U.S. Patent No. 7,873,665), encoding data about individual subscribers in the form of labels and providing search and edit functionality for AYI.com (U.S. Patent No. 8,065,333) and encoding personal preference labels and limiting accessibility of information based upon such labels for AYI.com (U.S. Patent No. 8,296,325). The complaint sought monetary damages of no less than a reasonable royalty, interest and attorneys’ fees.

On March 9, 2015, we entered into a Settlement and Covenant Not to Sue (the “Settlement Agreement”) with Mr. Gonzalez to settle the alleged patent infringement claims. Under the terms of the Settlement Agreement, Mr. Gonzalez entered into a full release of claims and covenant not to sue us for any claims relating to past infringement of his patents. In addition, on March 9, 2015, the Settlement Agreement was approved by the United States District Court for the Eastern District of Texas and the parties to the litigation filed a Motion for Dismissal Without Prejudice with the Court, with an effective date of March 9, 2015.

Other than as set forth above, there are no material pending legal proceedings to which we are a party or of which any of our property is the subject.

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MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND

ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted on the OTCQB under the symbol “STVI.” The following table sets forth the range of the quarterly high and low bid price information for the fiscal quarters indicated below as reported by the OTCQB.

	High Bid* ($)	Low Bid* ($)
2015
First Quarter (through March 24, 2015)	$0.25	$0.16

2014
Fourth Quarter	$0.36	$0.18
Third Quarter	0.37	0.24
Second Quarter	0.40	0.25
First Quarter	0.51	0.27

2013
Fourth Quarter	$0.91	$0.35
Third Quarter	1.14	0.52
Second Quarter	0.84	0.40
First Quarter	1.31	0.55

* The over-the-counter market quotations of the bid prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of March 18, 2015, there were approximately 25 holders of record of our common stock. This does not reflect the number of persons or entities who held stock in nominee or street name through various brokerage firms.

Dividend Policy

We have never declared or paid dividends on our common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our Board of Directors and will depend on various factors, including applicable Delaware law, future earnings, capital requirements, results of operations and any other relevant factors. In addition, pursuant to the terms of the Note that we issued to Sigma II on February 13, 2015, we are restricted from paying cash dividends on our common stock without first obtaining Sigma II’s prior written consent.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to provide a reader of our financial statements with a narrative from the perspective of our management on our financial condition, results of operations, liquidity, and certain other factors that may affect our future results.  The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and the accompanying notes thereto included in “Financial Statements and Supplementary Data.”

Forward-Looking Statements

In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  See “Forward-Looking Statements.”  Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors.”

Overview

We provide leading online dating applications under AYI and The Grade brands that are native on Facebook, iOS and Android platforms and are also accessible on mobile devices and desktops at AYI.com. AYI was the #2 grossing application in the U.S. Lifestyle Category on Apple App Store in the United States as of March 18, 2015. As of March 18, 2015, AYI had approximately 103,000 active subscribers which constituted a 33% increase in active subscribers since December 31, 2013. New subscription transactions for AYI for the year ended December 31, 2014 increased 30% as compared to the year ended December 31, 2013.

We believe that the number of active subscribers and new subscription transactions are key operating metrics, and we plan to increase these metrics by increasing user acquisition campaigns, building a recognizable brand and increasing user engagement on AYI and The Grade through the development of superior feature sets.

Recent Developments

Financing

On February 13, 2015, we closed a private placement of debt and equity securities for aggregate gross proceeds of $3,000,000. We issued Sigma II the following securities: (i) 350,000 shares of our common stock, (ii) the Note in the aggregate principal amount of $3,000,000 and (iii) a warrant to purchase up to 10,500,000 shares of our common stock. The warrant has an exercise price of $0.35 per share, subject to certain adjustments, and expires on the earlier of February 13, 2020 and a change in control.

Simultaneously with the closing of the private placement, we entered into an advisory services agreement with Sigma Capital Advisors, LLC (“Sigma”) pursuant to which Sigma agreed to provide us with certain advisory and consulting services. As consideration for these services, we issued Sigma 150,000 shares of our common stock and a warrant to purchase up to 4,500,000 shares of our common stock. The warrant has an exercise price of $0.35 per share, subject to certain adjustments, and expires on the earlier of February 13, 2020 and a change in control. As long as the Note remains outstanding, we agreed to pay Sigma a monthly advisory fee of $10,000, up to an aggregate limit of $240,000, subject to certain exceptions.

The Note bears interest at a rate of 12% per annum and matures on the earlier of February 13, 2017 or a change in control. During any time while the Note is outstanding, the outstanding principal balance of the Note, together with all accrued and unpaid interest, is convertible into shares of our common stock at the option of Sigma II at a conversion price of $0.20 per share, subject to certain adjustments. Our obligations under the Note are secured by a first priority lien on all of our assets and property. The Note is secured by up to 65% of the outstanding capital stock and other equity interests of Snap Mobile Limited, our wholly owned subsidiary. Snap Mobile Limited is also a guarantor of the Note.

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We intend to use the proceeds from the private placement for general corporate purposes, which may include, among other things, capital expenditures, working capital and repayment or refinancing of existing indebtedness.

Operational Highlights and Objectives

During the year ended December 31, 2014, we executed key components of our objectives:

●	achieved positive cash flow from operations for the three months ended December 31, 2014;

●	launched “The Grade,” our new mobile dating application;

●	increased our messaging activity, user engagement and user conversion rates;

●	increased the number of new subscriptions, user acquisition campaigns and periodic promotions;

●

reduced total costs and expenses for the year ended December 31, 2014, including programming, hosting and technology expense by approximately 44%, general and administrative expense by approximately 19% and compensation expense by approximately 22%, each as compared to the year ended December 31, 2013; and

●	increased advertising revenues due to the renewal of an advertising agreement with Match.com and the entry into an advertising agreement with Zoosk.

For the near term, our business objectives include:

●	localizing AYI in one or more large foreign markets through language translation and other cultural adaptations;

●	building a recognizable brand for The Grade by expanding our marketing efforts; and

●	appointing independent directors to the Company's Board of Directors.

Sources of Revenue

AYI operates on a “freemium” model, whereby certain application features are free to all users and other features are only available to paid subscribers. We generate revenue primarily when users purchase a subscription to obtain unlimited messaging and certain other premium features. We also generate a small portion of our revenue through micro-transactions that allow users to access other premium features and advertisements on our application.

Subscription . We provide our users with the opportunity to purchase a subscription that provides for unlimited messaging and other premium features for the length of the subscription term. We believe that users choose to become paid subscribers to communicate freely with potential matches and to enhance the online dating experience. We believe that users are more likely to purchase subscriptions when they have mutual friends or similar interests with other users.

The majority of our revenue is generated from subscriptions originating through the Facebook platform, and a significant amount of our revenue is being generated from subscriptions through mobile platforms.

Users can purchase subscriptions through various payment methods including credit card, electronic check, PayPal, Fortumo or as an in-App purchase through Apple Inc.’s App Store. Pursuant to Apple Inc.’s terms of service, Apple Inc. retains 30% of the revenue that is generated from sales through in-App purchases in the United States.

We recognize revenue from monthly premium subscription fees in the month in which the services are provided during the subscription term.

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Micro-transactions . We introduced micro-transactions in August 2012 in conjunction with the launch of the redesigned AYI application to allow users to access certain premium features by paying for such features without purchasing a recurring subscription. While micro-transactions are not currently a significant driver of revenue, we believe that such micro-transactions increase user engagement with the application and the likelihood that users will become a paid subscriber. Revenue from micro-transactions is recognized over a two-month period.

Advertising. We generate advertising revenue from advertising agreements with third parties. We recognize advertising revenue from these agreements ratably over the term of the agreement.

In December 2013, we entered into a Business Development Agreement (the “Business Development Agreement”) with Match.com, which was amended in April 2014, whereby we received upfront payments totaling $600,000 in exchange for developing various integrations of Match.com’s dating properties into the AYI application. The initial upfront payments were recognized on our Consolidated Balance Sheet as deferred advertising revenue.  The deferred advertising revenue was recognized on our Consolidated Statement of Operations ratably over the term of the agreement, which ended August 13, 2014.

In June 2014, we entered into a Membership Acquisition Agreement (the “Acquisition Agreement”) with Zoosk, whereby we received an upfront payment of $500,000 in two installments in exchange for implementing certain integration features on our AYI.com website and application that advertise Zoosk during the term of the Acquisition Agreement. We were entitled to a payout for each person that registered with Zoosk through the integration features during the term of the Acquisition Agreement. The term of the Acquisition Agreement commenced on August 15, 2014 and ended on November 13, 2014. As of December 31, 2014, we had earned $170,835 under the Acquisition Agreement and recorded the remaining amount of $329,165 as advance repayment under accrued expenses and other current liabilities on our Consolidated Balance Sheet. On February 17, 2015, we repaid $164,582 of the advance repayment.  The remaining amount is payable over a two month period.

Other than advertising revenue generated under these agreements, our advertising revenue was historically a small portion of our revenue and primarily consisted of revenue from display ads. We generally reported our advertising revenue net of amounts due to agencies, brokers and counterparties. We recognized advertising revenue as earned on a click-through, impression, registration or subscription basis. When a user clicked an advertisement (CPC basis), viewed an advertisement impression (CPM basis), registered for an external website via an advertisement clicked on through our application (CPA basis), or clicked on an offer to subscribe to premium features on our application, the contract amount was recognized as revenue.

Costs and Expenses

Programming, hosting and technology.  Our programming, hosting and technology expense includes salary and stock-based compensation for our engineers and developers, data center, domain name and other hosting expenses and software licensing fees and various other technology related expenses.

Compensation. Our compensation expense includes salary and stock-based compensation for management and employees (other than expense for engineers and developers recorded in programming, hosting and technology expenses above).

Professional fees. Our professional fees include fees paid to our independent accounting firm, legal expenses and various other professional fees and expenses incurred in our business.

Advertising and marketing. Our advertising and marketing expense consists of online advertising, primarily consisting of user acquisition campaigns.  We execute these campaigns through direct media buys, affiliates or affiliate networks that advertise or promote our application and earn a fee whenever visitors click through their advertisement to our application or website and create a profile on our application.  For our user acquisition campaigns, we pay to market and advertise our application across the Internet, including on Facebook and other third party platforms.

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General and administrative.  Our general and administrative expense includes investor relations, public relations, credit card processing fees, overhead and various other employee related expenses.

Non-Operating Expenses

Gain (loss) on change in fair value of warrants.  Our outstanding warrants are considered derivative instruments that require liability classification and mark-to-market accounting.  Our warrant liability is marked-to-market at the end of each reporting period on our Consolidated Balance Sheet, with the changes in fair value reported in earnings on our Consolidated Statements of Operations. We have included the mark-to-market adjustment on warranty liability as a non-operating expense as we do not believe that it is indicative of our core operating results.

We use a custom model that, at each measurement date, calculates the fair value of the warrant liability using a Monte-Carlo style simulation that uses the following assumptions at each valuation date:  (i) closing common stock price, (ii) contractual exercise price, (iii) remaining contractual term, (iv) historical volatility of the common stock price, (v) an adjusted volatility that incorporates a 10% incremental discount rate premium (a reduction of the volatility estimate) to reflect the lack of marketability of the warrants, (vi) risk-free interest rates that are commensurate with the term of the warrant and (vii) management assessment of the probability of a change of control at various price points.

An increase or decrease in the fair value of the warrant liability will decrease or increase the amount of our earnings, respectively, separate from income or loss from operations.  The primary cause of the change in the fair value of the warrant liability is the value of our common stock. If our common stock price goes up, the value of these derivatives will generally increase and if our common stock price goes down, the value of these derivatives will generally decrease.

Key Metrics

Our management relies on certain key financial and operating metrics to manage and evaluate our business.  The key metrics set forth below help us evaluate growth trends, establish budgets, measure the effectiveness of our advertising and marketing efforts and assess operational efficiencies.  We also discuss net cash used in operating activities under the “Results of Operations” and “Liquidity and Capital Resources” sections. Active subscribers, bookings and Adjusted EBITDA are also discussed below.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Active subscribers (at period end)	100,686	77,683	100,686	77,683
Bookings	$3,090,652	$2,878,500	$12,894,316	$11,863,398
Net cash provided by (used in) operating activities	$220,659	$(539,042)	$(167,574)	$(4,289,291)
Net loss	$(247,553)	$(659,782)	$(1,657,877)	$(4,006,013)
Adjusted EBITDA	$969	$(696,295)	$(521,842)	$(4,049,322)
Adjusted EBITDA as percentage of total revenue	0.0%	(23.2)%	(3.8)%	(32.1)%

Active Subscribers

We believe that the number of active subscribers is a key operating metric to evaluate the effectiveness of our operating strategies and monitor the financial performance of our business. "Active subscribers" means current users that have prepaid a subscription fee for unrestricted communication on the AYI application and whose subscription period has not yet expired. We plan to increase this metric by increasing user acquisition campaigns and increasing user engagement on AYI through the development of a superior feature set.

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Bookings

Bookings is a financial measure representing the aggregate dollar value of subscription fees and micro-transactions received during the period but is not a financial measure that is calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  We calculate bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.  We record subscription revenue from subscription fees and micro-transactions as deferred subscription revenue and then recognize that revenue ratably over the length of the subscription term.  Our management uses bookings internally in analyzing our financial results to assess operational performance and to assess the effectiveness of, and plan future, user acquisition campaigns.  We believe that this non-GAAP financial measure is useful in evaluating our business because we believe, as compared to subscription revenue, it is a better indicator of the subscription activity in a given period.  We believe that both management and investors benefit from referring to bookings in assessing our performance and when planning, forecasting and analyzing future periods.

While the factors that affect bookings and subscription revenue are generally the same, certain factors may affect subscription revenue more or less than such factors affect bookings in any period.  While we believe that bookings is useful in evaluating our business, it should be considered as supplemental in nature and it is not meant to be a substitute for subscription revenue recognized in accordance with GAAP.

The following table presents a reconciliation of subscription revenue to bookings for each of the periods presented:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Reconciliation of Subscription Revenue to Bookings
Subscription revenue	$3,239,666	$2,994,495	$12,769,012	$12,560,856
Change in deferred subscription revenue	(149,014)	(115,995)	125,304	(697,458)
Bookings	$3,090,652	$2,878,500	$12,894,316	$11,863,398

Limitations of Bookings

Some limitations of bookings as a financial measure include that:

●	Bookings does not reflect that we recognize subscription revenue from subscription fees over the length of the subscription term or subscription revenue from micro-transactions over a two-month period; and

●	Other companies, including companies in our industry, may calculate bookings differently or choose not to calculate bookings at all, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider bookings along with other financial performance measures, including total revenues, subscription revenue, deferred subscription revenue, net income (loss) and our financial results presented in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as net loss adjusted to exclude interest income (expense), net, depreciation and amortization expense, gain (loss) on change in fair value of warrants and stock-based compensation expense.

We present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to develop short- and long-term operational plans, and to allocate resources to expand our business. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of the cash operating income generated by our business. We believe that Adjusted EBITDA is useful to investors and others to understand and evaluate our operating results and it allows for a more meaningful comparison between our performance and that of competitors.

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Limitations of Adjusted EBITDA

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;

●	Adjusted EBITDA does not reflect our working capital requirements;

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;

●	Adjusted EBITDA does not reflect interest expense or interest payments on our outstanding indebtedness;

●	Adjusted EBITDA does not reflect the change in fair value of warrants; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results. The following unaudited table presents a reconciliation of net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Reconciliation of Net loss to Adjusted EBITDA
Net loss	$(247,553)	$(659,782)	$(1,657,877)	$(4,006,013)
Interest expense (income), net	15,763	(1,297)	30,900	(5,807)
Depreciation and amortization expense	51,534	44,620	181,675	174,640
Gain on change in fair value of warrants	(70,275)	(468,500)	(117,125)	(1,475,775)
Stock-based compensation expense	251,500	388,664	1,040,585	1,263,633
Adjusted EBITDA	$969	$(696,295)	$(521,842)	$(4,049,322)

Results of Operations

The following table sets forth Consolidated Statements of Operations data for each of the periods indicated as a percentage of total revenues.

	Year Ended
	December 31,
	2014	2013
Total revenue	100.0%	100.0%
Costs and expenses:
Programming, hosting and technology expense	20.9%	39.9%
Compensation expense	24.2%	33.1%
Professional fees	6.9%	8.0%
Advertising and marketing expense	38.7%	33.1%
General and administrative expense	22.2%	29.4%
Total costs and expenses	112.9%	143.5%
Loss from operations	(12.9)%	(43.5)%
Interest income (expense), net	(0.2)%	0.0%
Gain on change in fair value of warrants	0.9%	11.7%
Other income	0.0%	0.0%
Loss before provision for income taxes	(12.2)%	(31.8)%
Provision for income taxes	0.0%	0.0%
Net loss	(12.2)%	(31.8)%

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Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Revenues

Revenues increased to $13,558,690 for the year ended December 31, 2014 from $12,610,092 for the year ended December 31, 2013.  The increase was mainly driven by an increase in advertising revenue principally derived from the Business Development Agreement and an increase in the number of subscriptions to AYI in the year ended December 31, 2014 as compared to the year ended December 31, 2013.  In addition, we believe the increase in subscription revenue for the year ended December 31, 2014 primarily resulted from an increase in the number of user acquisition campaigns and marketing efficiency for the period as compared to the year ended December 31, 2013. We have recently begun to increase our user acquisition campaigns and plan to increase our advertising and marketing expense for 2015, as compared to 2014.

The following table sets forth our subscription revenue, advertising revenue and total revenues for the year ended December 31, 2014, as compared to the year ended December 31, 2013, the increase between those periods, the percentage increase between those periods, and the percentage of total revenues that each represented for those periods:

					% Revenue
	Year Ended December 31,				Year Ended December 31,
	2014	2013	Increase	% Increase	2014	2013
Subscription revenue	$12,769,012	$12,560,856	$208,156	1.7%	94.2%	99.6%
Advertising revenue	789,678	49,236	740,442	1,503.9%	5.8%	0.4%
Total revenues	$13,558,690	$12,610,092	$948,598	7.5%	100.0%	100.0%

Subscription – The results for the year ended December 31, 2014 reflect an increase in subscription revenue of $208,156, or 1.7%, as compared to the year ended December 31, 2013.  The increase in subscription revenue for the year ended December 31, 2014, was primarily driven by an increase in recurring revenue from an increase in the number of active subscribers, primarily as a result of periodic promotions that were implemented during the first quarter of 2014. Subscription revenue as a percentage of total revenue was 94.2% for the year ended December 31, 2014, as compared to 99.6% for the year ended December 31, 2013.

Advertising – The results for the year ended December 31, 2014 reflect an increase in advertising revenue of $740,442, or 1,503.9%, as compared to the year ended December 31, 2013.  The increase in advertising revenue for the year ended December 31, 2014 resulted from revenue recognized under the Business Development Agreement with Match.com and the Acquisition Agreement with Zoosk.  Advertising revenue as a percentage of total revenue was 5.8% for the year ended December 31, 2014, as compared to 0.4% for the year ended December 31, 2013.

Costs and Expenses

Total costs and expenses for the year ended December 31, 2014 reflect a decrease in costs and expenses of $2,797,857, or 15.5%, as compared to the year ended December 31, 2013.  The following table presents our costs and expenses for the year ended December 31, 2014, as compared to the year ended December 31, 2013, the increase or decrease between those periods, and the percentage increase or decrease between those periods:

	Year Ended December 31,		Increase	% Increase
	2014	2013	(Decrease)	(Decrease)
Programming, hosting and technology expense	$2,837,375	$5,035,482	$(2,198,107)	(43.7)%
Compensation expense	3,274,893	4,177,568	(902,675)	(21.6)%
Professional fees	940,872	1,005,650	(64,778)	(6.4)%
Advertising and marketing expense	5,244,262	4,170,064	1,074,198	25.8%
General and administrative expense	3,005,390	3,711,885	(706,495)	(19.0)%
Total costs and expenses	$15,302,792	$18,100,649	$(2,797,857)	(15.5)%

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Programming, Hosting and Technology – The results for the year ended December 31, 2014 reflect a decrease in programming, hosting and technology expense of $2,198,107, or 43.7%, as compared to the year ended December 31, 2013.  The decrease in programming, hosting and technology expense for the year ended December 31, 2014 was primarily driven by reduced consulting expense, hosting expense and headcount expenses. Programming, hosting and technology expense as a percentage of total revenues was 20.9% for the year ended December 31, 2014, as compared to 39.9% for the year ended December 31, 2013.

Compensation – The results for the year ended December 31, 2014 reflect a decrease in compensation expense, which excludes the cost of developers and programmers included in programming, hosting and technology expense above, of $902,675, or 21.6%, as compared to the year ended December 31, 2013.  The decrease in compensation expense for the year ended December 31, 2014 was primarily driven by a decrease in consulting expenses and reduced headcount in management and support areas as compared to the comparable period in 2013. Compensation expense as a percentage of total revenues was 24.2% for the year ended December 31, 2014, as compared to 33.1% for the year ended December 31, 2013.

Professional fees – The results for the year ended December 31, 2014 reflect a decrease in professional fees of $64,778, or 6.4%, as compared to the year ended December 31, 2013.  The decrease in professional fees for the year ended December 31, 2014 was primarily driven by a decrease in investor relations expenses.  Professional fees as a percentage of total revenues were 6.9% for the year ended December 31, 2014, as compared to 8.0% for the year ended December 31, 2013.

Advertising and Marketing – The results for the year ended December 31, 2014 reflect an increase in advertising and marketing expense of $1,074,198, or 25.8%, as compared to the year ended December 31, 2013. The increase in advertising and marketing expense for the year ended December 31, 2014 as compared to the prior year period, was primarily driven by an increase in the number of user acquisition campaigns. Advertising and marketing expense as a percentage of total revenues was 38.7% for the year ended December 31, 2014, as compared to 33.1% for the year ended December 31, 2013.

General and Administrative – The results for the year ended December 31, 2014 reflect a decrease in general and administrative expense of $706,495, or 19.0%, as compared to the year ended December 31, 2013.  The decrease in general and administrative expense for the year ended December 31, 2014, as compared to the prior year period, was primarily driven by lower recruiting expenses, public relation expenses and reduced headcount.  General and administrative expense as a percentage of total revenues was 22.2% for the year ended December 31, 2014, as compared to 29.4% for the year ended December 31, 2013.

Non-Operating Income

The following table presents the components of non-operating income for the years ended December 31, 2014 and 2013, the decrease between those periods and the percentage decrease between those periods:

	Year Ended December 31,		Increase	% Increase
	2014	2013	(Decrease)	(Decrease)
Interest income (expense), net	$(30,900)	$5,807	$(36,707)	(632.1)%
Gain on change in fair value of warrants	117,125	1,475,775	(1,358,650)	(92.1)%
Other income	-	2,962	(2,962)	(100.0)%
Total non-operating income	$86,225	$1,484,544	$(1,398,319)	(94.2)%

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Interest income (expense), net

Interest income (expense), net for the year ended December 31, 2014 was $(30,900), a decrease of $36,707, or 632.1%, as compared to interest income, net of $5,807 for the year ended December 31, 2013.  Interest income, net represented (0.2)% and 0.0% of total revenues for the years ended December 31, 2014 and 2013, respectively.

Gain on change in fair value of warrants

Our warrant liability is re-measured at the end of each reporting period, with changes in fair value being recognized on our Consolidated Statements of Operations. The gain of $117,125 for the year ended December 31, 2014 and $1,475,775 for the year ended December 31, 2013 represented the changes in fair value of the warrant liability during those periods. Gain on change in fair value of warrants represented 0.9% and 11.7% of total revenues for the years ended December 31, 2014 and 2013, respectively.

Other income

Other income for the year ended December 31, 2014 was $0, a decrease of $2,962, or 100%, as compared to other income of $2,962 for the year ended December 31, 2013. Other income represented 0.0% and 0.0% of total revenues for the years ended December 31, 2014 and 2013, respectively.

Liquidity and Capital Resources

	Year Ended December 31,
	2014	2013
Consolidated Statements of Cash Flows Data:
Net cash used in operating activities	$(167,574)	$(4,289,291)
Net cash used in investing activities	(11,685)	(153,403)
Net cash provided by financing activities	390,292	12,450
Net increase (decrease) in cash and cash equivalents	$211,033	$(4,430,244)

We have historically financed our operations through cash generated from debt and equity offerings, cash provided from operations and promissory notes from investors.

A significant portion of our expenses are related to user acquisition costs. Our advertising and marketing expenses are primarily spent on channels where we can estimate the return on investment without long-term commitments. Accordingly, we can adjust our advertising and marketing expenditures quickly based on the expected return on investment, which provides flexibility and enables us to manage our advertising and marketing expense.

As of December 31, 2014, we had $1,138,385 in cash and cash equivalents as compared to cash and cash equivalents of $927,352 as of December 31, 2013. Historically, our working capital has been generated through operations and equity offerings. If we continue to grow and expand our operations, our need for working capital will increase. We intend to finance our business and growth with cash on hand, cash provided from operations, borrowings, debt or equity offerings, or some combination thereof.

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We have also incurred debt as a means of generating liquidity. As of December 31, 2014, the outstanding principal amount of our debt was $400,000, which consisted of two promissory notes, each of which is discussed in more detail below.

Carrella Note

As of December 31, 2014, we had approximately $100,000 of outstanding indebtedness under a promissory note with Thomas Carrella. The promissory note with Mr. Carrella bears interest at a rate of fifteen percent (15%) per annum and is due and payable on the earlier of February 20, 2015 and an event of default. We calculate the fair value of the warrant using Black-Scholes option pricing model and recorded $4,750 of deferred financing costs related to the issuance of the warrant that will be amortized over the term of the promissory note. We used the proceeds from this promissory note for general corporate purposes, including working capital.  On February 20, 2015, we repaid the total outstanding debt.

Lerner Note

As of December 31, 2014, we had approximately $300,000 of outstanding indebtedness under a promissory note with a related party, Clifford Lerner. The promissory note with Mr. Lerner bears interest at a rate of nine percent (9%) per annum and was initially due and payable on January 24, 2015, but was subsequently amended to extend its maturity for an additional nine months and is currently due and payable on the earlier of October 24, 2015 and an event of default. We used the proceeds from this promissory note for general corporate purposes, including working capital.

Sigma II Note

On February 13, 2015, we issued the Note in the aggregate principal amount of $3,000,000 to Sigma II in a private placement. The Note with Sigma II accrues interest at a rate of twelve percent (12%) per annum, is convertible into shares of our common stock at the option of Sigma II and is due and payable on the earlier of February 13, 2017 and a change in control. We intend to use the proceeds from the private placement for general corporate purposes, including working capital.

Operating Activities

Net cash used in operating activities was $167,574 for the year ended December 31, 2014, as compared to net cash used in operating activities of $4,289,291 for the year ended December 31, 2013.  The decrease of $4,121,717 was primarily a result of the increase in deferred subscription revenue and decrease in credit card holdback receivables offset in part by a decrease in accounts receivable and an increase in accounts payable and accrued expenses.

Significant items impacting cash flow during the year ended December 31, 2014 included reduced cash outlays relating to programming, hosting and technology expense, and compensation expense.  Increased collections in subscription revenues received during the period also contributed to the impact of cash flow from operating activities.

Significant items impacting cash flow during the year ended December 31, 2013 included significant cash outlays relating to advertising and marketing expense and increases in programming, hosting and technology expense, and compensation expense associated with the growth of our business. These uses of cash were offset in part by increased collections in subscription revenues received during the period.

Investing Activities

Cash used in investing activities for the years ended December 31, 2014 and 2013 were $11,685 and $153,403, respectively.  Cash used in investing activities included purchases of property and equipment totaling $3,731 and $48,553 during the years ended December 31, 2014 and 2013, respectively.  These purchases consisted primarily of computers and servers during the periods. Purchases of property and equipment may vary from period to period due to the timing of the expansion of our operations and software development. The purchases in 2014 were offset by the repayment of a promissory note in the amount of $92,046 by a former employee.

On January 31, 2013, we entered into a subscription agreement with Darrell Lerner and DCL Ventures, Inc., a Delaware corporation that is wholly owned by Darrell Lerner (“DCL”). Pursuant to the subscription agreement, we acquired 100,000 shares of DCL’s common stock for an aggregate purchase price of $100,000 during the year ended December 31, 2013. The cash used in investing activities relating to this agreement was $100,000 and $100,000 for the years ended December 31, 2014 and 2013, respectively.

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Financing Activities

Cash provided by financing activities for the year ended December 31, 2014 was $390,292. The increase relates to the issuance of promissory notes during the period in the aggregate principal amount of $400,000 (See Note 11 in the Notes to the Consolidated Financial Statements), which were partially offset by payments to our capital lease obligations.

Cash provided by financing activities for the year ended December 31, 2013 was $12,450. Cash provided by financing activities for the year ended December 31, 2013 consisted of proceeds from the exercise of employee stock options.

Contractual Obligations and Commitments

On May 23, 2011, we executed a non-cancelable operating lease for our corporate office space which began on June 1, 2011 and expires on March 30, 2015.  Total base rent due during the term of the lease is $973,595.  Monthly rent escalates during the term, but is recorded on a straight-line basis over the term of the lease.   Rent expense under this lease for the years ended December 31, 2014 and 2013 was $253,982.

During 2012, we entered into three separate two-year lease agreements with the Hewlett Packard Financial Services Company (“HP”) for equipment and certain financed items.  During 2013, we entered into two additional two-year lease agreements with HP for equipment and certain financed items. Monthly rent expense was $23,248 until September 2014.  Rent expense under the HP leases for the years ended December 31, 2014 and 2013 totaled $247,505 and $217,726, respectively.

In October 2014, two HP lease agreements were canceled due to price negotiations and we entered into two new three-year capital lease agreements with HP for equipment and certain financed items. In December 2014, the Company canceled its remaining operating lease agreements and entered into two additional three-year capital lease commitments with HP. We recognize these leases on our Consolidated Balance Sheet under capitalized lease obligations.

At December 31, 2014, our contractual obligations and commitments were as follows:

Year	Amount
2015	$165,309
2016	90,936
2017	81,228
2018 and thereafter	-
Total	$337,473

Off-Balance Sheet Arrangements

As of December 31, 2014, we did not have any off-balance sheet arrangements.

Recently Adopted Accounting Pronouncements

None.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The number of members of our Board of Directors may be fixed from time to time by the majority of the entire Board of Directors and currently consists of two directors. Clifford Lerner has been our Chairman of the Board of Directors since his appointment upon the formation of the Company. Alexander Harrington was appointed to our Board of Directors in June 2014. Each director that is elected at a future annual meeting of stockholders, and each director that is elected to fill a vacancy or newly created directorship, shall hold a term of office that expires at the next annual meeting of stockholders and until his successor has been elected and qualified.  Our executive officers are appointed by our Board of Directors and hold office until removed by the Board of Directors.

The following table and text sets forth the name, age and position with respect to our directors and executive officers as of March 18, 2015:

Name	Age	Position

Clifford Lerner	37	President, Chief Executive Officer and Chairman of the Board of Directors

Alexander Harrington	43	Chief Operating Officer, Chief Financial Officer and Director

CLIFFORD LERNER is our President, Chief Executive Officer and Chairman of our Board of Directors. Mr. Lerner has served as our President and Chief Executive Officer since founding the Company in 2005 and served as our principal financial officer and principal accounting officer from 2005 to October 2011.  He has also served on our Board of Directors since 2005.  Prior to joining us in 2005, Mr. Lerner spent his professional career from 2000 to 2005 at Lehman Brothers Inc. as an Analyst in its Equities division. Mr. Lerner worked as an Analyst in the Product Management Group where his duties included, among other things, coordinating the morning and afternoon equity research calls. Mr. Lerner has a strong knowledge and understanding of the online dating industry and has managed the development and growth for all of our applications and websites since their inception. Mr. Lerner received a bachelor’s degree in applied economics and business management from Cornell University.

Through his prior service on our Board of Directors and as our Chief Executive Officer, Mr. Lerner possesses knowledge and experience in the online dating industry that aids him in efficiently and effectively identifying and executing our business strategies.

ALEXANDER HARRINGTON is our Chief Operating Officer, Chief Financial Officer and a member of our Board of Directors.  Mr. Harrington was appointed as our Chief Operating Officer in February 2014 and assumed the role of our Chief Financial Officer in March 2014. In June 2014, Mr. Harrington was also appointed to our Board of Directors. Mr. Harrington previously served as Chief Executive Officer of MeetMoi from June 2009 to November 2013, a social dating mobile platform, prior to the sale of MeetMoi to Match.com.   Mr. Harrington previously served as the Senior Vice President of Strategy and Operations for Zagat Survey from 2004 to 2008, where he oversaw a transformation of the digital business which ultimately culminated in the company’s sale to Google Inc.  In prior roles, Mr. Harrington served as the Senior Director of New Business Development at Sony BMG Entertainment and as an associate and analyst in investment banking at The Beacon Group and Smith Barney, respectively. Mr. Harrington holds a Master’s of Business Administration degree from the Wharton School at the University of Pennsylvania and a Bachelor’s degree of Arts in History from Williams College.

Through his service as our Chief Operating Officer and Chief Financial Officer, as well as his previous industry experience, Mr. Harrington provides our Board of Directors with valuable business and executive leadership experience.

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Director Compensation

Our directors are permitted to receive fixed fees and other compensation for their services as directors. Our Board of Directors has the authority to fix the compensation of directors. On June 17, 2014, Alexander Harrington was issued an option to purchase 25,000 shares of our common stock, at an exercise price of $0.31 per share, as consideration for his service as a director for 2014. The shares underlying the stock option will vest on the first anniversary of the date of grant, provided that Mr. Harrington is providing services to us on that date. Other than as set forth above, no amounts have been paid to, or accrued to, Clifford Lerner or Alexander Harrington as consideration for their service as directors in 2014. We currently do not have an established policy to provide compensation to members of our Board of Directors for services rendered in that capacity.

Director Independence

The Board of Directors has adopted the definition of independence under the NASDAQ listing standards.  In making its annual review on director independence, the Board of Directors considered the transactions and relationships between our directors and any member of their families and the Company. Based upon these standards and the consideration of the information and the transactions and relationships discussed below, our Board of Directors determined that Clifford Lerner and Alexander Harrington are not independent.

We intend to appoint one or more independent directors by September 30, 2015 in connection with forming an independent audit committee of the Board of Directors.

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EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Executive Compensation

Overview

The compensation program for our executive officers, as presented in the Summary Compensation Table below, is administered by our Board of Directors, which consists of Mr. Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors, and Alexander Harrington, our Chief Operating Officer and Chief Financial Officer. The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing reasonable and competitive compensation.  For 2014, the compensation of Mr. Lerner, our President and Chief Executive Officer, Mr. Harrington, our Chief Operating Officer and Chief Financial Officer, and Mr. Pedersen, our former Chief Financial Officer, consisted of salary, an annual discretionary bonus and equity.  In 2014, our Chief Executive Officer also received supplementary health benefits, a monthly membership for a health and fitness facility, as well as a complete annual physical in addition to the benefits received by all salaried employees.

Compensation of Named Executive Officers

The following discussion summarizes in more detail the executive compensation paid to or earned by our named executive officers in 2014.

Salary .  During 2014, Mr. Lerner’s base salary was $285,000. There was no change in Mr. Lerner’s base salary in 2014 as compared to his base salary during 2013. Under Mr. Lerner’s employment agreement, he is entitled to an annual base salary of at least $285,000 per year. Mr. Harrington’s base salary for 2014 was $250,000. Under Mr. Harrington’s employment agreement during 2014, he was entitled to an annual base salary of at least $250,000 per year, which was subject to a potential automatic increase to $275,000 upon the Company’s achievement of (i) positive net cash provided by operating activities (as reported on the Company’s consolidated statements of cash flows) for the quarter ending December 31, 2014 and (ii) total cash, cash equivalents and restricted cash less any outstanding debt, as reported on the Company’s consolidated balance sheet, of at least $2,000,000 as of January 1, 2015 (the “Bonus Compensation Terms”). Mr. Pedersen’s base salary for 2014 was $275,000.

 Cash Bonuses. Under Mr. Lerner’s employment agreement, if at the time that an annual cash bonus is payable to Mr. Lerner, the Board of Directors determines that our cash reserves are not at least equal to $3,000,000, the amount of the annual cash bonus payable to Mr. Lerner shall be determined by the Board of Directors in its sole discretion after consultation with our executive management team. For 2014, our cash reserves did not exceed $3,000,000, and the Board of Directors exercised its discretion in deciding to award a cash bonus to Mr. Lerner. Under Mr. Harrington’s employment agreement, he is entitled to (i) a guaranteed bonus of $50,000 beginning on or before the last business day beginning in January 2015 (and on or before the last business day in January for each subsequent year of employment) and (ii) an incentive bonus of $75,000 upon the Company’s achievement of the Bonus Compensation Terms.

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For 2014, the Board of Directors set Mr. Lerner’s target annual cash bonus at $145,000 and Mr. Harrington’s target annual cash bonus at $125,000. Mr. Harrington’s target annual cash bonus for 2014 was comprised of his guaranteed bonus and annual incentive bonus. For 2014, the Board of Directors awarded Mr. Lerner a cash bonus of $87,500, which was equal to 60% of his target bonus. For 2013, Mr. Lerner was awarded a discretionary cash bonus of $72,500, which he elected not to receive. For 2014, the Board of Directors awarded Mr. Harrington an annual cash bonus of $87,500, which was comprised of his guaranteed bonus and incentive bonus. For Mr. Harrington’s cash bonus of $87,500 for 2014, $50,000 was allocable to 100% of his guaranteed bonus and $37,500 was allocable to 50% of his incentive bonus because the Company achieved only one of the Bonus Compensation Terms for 2014 (positive net cash provided by operating activities). The Board of Directors did not award a cash bonus to Mr. Harrington for 2013. The Board of Directors did not award Mr. Pedersen a cash bonus for 2014 because Mr. Pedersen resigned from his position as our Chief Financial Officer in March 2014. In 2013, Mr. Pedersen was awarded a bonus of $62,500.The Board of Directors considered a number of factors in determining the amount of cash bonuses for 2014. These factors included, but were not limited to, the individual performance of each executive, the operational performance of the Company, the financial performance of the Company and the ability to raise additional debt or equity financing. Although the Company achieved many of its operational goals, it did not raise debt or equity financing until February 2015.

Equity Awards.  We have periodically granted equity awards consisting of stock options and restricted stock to our named executive officers.

In February 2014, the Board of Directors granted Mr. Harrington an option to purchase 1,000,000 shares of our common stock with an exercise price of $0.29 per share in connection with his appointment as Chief Operating Officer. The stock option will vest 20% on each anniversary of the date of grant; provided, that upon a change in control, 50% of the then unvested options will immediately vest and the remaining unvested options will vest on the earlier of (a) the original date such options would have vested or (b) the first anniversary of the effective date of the change in control (subject to early termination or forfeiture in accordance with the terms of the award agreement). The stock option will be subject to immediate forfeiture upon (i) violation of any non-compete or non-solicitation provisions of the executive employment agreement between us and Mr. Harrington and (ii) Mr. Harrington’s termination of service by us for “cause.” The stock option, to the extent then vested, shall remain exercisable until the tenth anniversary of the option’s grant date. For more information about Mr. Harrington’s executive employment agreement, see “—Employment Agreements.”

Effective March 15, 2014, Mr. Pedersen resigned as Chief Financial Officer and agreed to serve as our advisor for six months regarding legal, financial and other matters for which he has knowledge, as we reasonably request. In connection with Mr. Pedersen’s resignation, we cancelled 480,000 shares of our restricted stock as well as an option to purchase 700,000 shares of our common stock that were awarded in April 2013. We also amended Mr. Pedersen’s option to purchase 478,609 shares of our common stock to provide that the unvested portion of the option does not continue to vest with Mr. Pedersen’s provision of advisory services.

On June 17, 2014, as consideration for Mr. Harrington’s service on the Board of Directors, we granted Mr. Harrington an option to purchase 25,000 shares of our common stock at an exercise price of $0.31 per share. The shares of common stock underlying the stock option will vest on the first anniversary of the date of grant, provided that Mr. Harrington is providing services to us on such date.

As compensation for Mr. Pedersen’s services and pursuant to an advisor agreement, on March 4, 2014, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock at an exercise price of $0.34 per share. The shares of common stock underlying the stock option vested on the six month anniversary of the date of grant. On September 4, 2014, in exchange for Mr. Pedersen’s continued services as an advisor, we entered into an amendment to his advisor agreement to extend its duration for an additional six months. As consideration for the extension, on October 15, 2014, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock at an exercise price of $0.26 per share. The shares of common stock underlying the stock option vested on the five month anniversary of the date of grant. In exchange for Mr. Pedersen’s continued services as an advisor, we entered into an amendment to his advisor agreement to extend its duration for an additional six months, effective March 15, 2015. As consideration for the extension, on March 16, 2015, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock at an exercise price of $0.20 per share. The shares of common stock underlying the stock option will vest on the six month anniversary of the date of grant.

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Employment Agreements. Effective April 10, 2013, we entered into an executive employment agreement with Mr. Lerner.  His executive employment agreement has an initial one-year term and will automatically renew for successive one-year terms unless terminated by either party upon prior written notice. Mr. Lerner is eligible to participate in our benefit plans that are generally provided for all employees.  Mr. Lerner’s employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant each last for one year following the date of termination of employment.

Mr. Lerner’s employment agreement may be terminated by us (i) upon his death or permanent disability, (ii) for “cause” upon written notice or (iii) without “cause” upon prior written notice. Mr. Lerner may also terminate his executive employment agreement for “good reason” upon the occurrence of certain events.  If employment is terminated for any reason, we will pay Mr. Lerner his earned but unpaid base salary through the date of termination, any accrued but unpaid vacation benefits and any unreimbursed business expenses.  If his employment is terminated without “cause” or for “good reason” other than during the one-year period following a change in control, we will, in addition to the compensation described above, (i) pay a lump sum cash payment equal to (a) the number of full years of his employment with us plus 24 multiplied by (b) his monthly base salary and (ii) for the 12 months following the date of termination, provide health and welfare benefits that are not less favorable to him than the health and welfare benefits to which he was entitled immediately before his termination.  If his employment is terminated without “cause” or for “good reason” during the one-year period following a change in control, we would instead (i) pay a severance benefit equal to 299% of his base salary for the year immediately preceding the change in control, subject to Mr. Lerner’s execution of a general release of claims, and (ii) for 24 months following the date of termination, provide health and welfare benefits that are not less favorable to him than the health and welfare benefits to which he was entitled immediately before the change in control.

Effective April 10, 2013, we entered into an amended and restated employment agreement with Mr. Pedersen.  His amended and restated executive employment agreement (the “Amended and Restated Employment Agreement”) had an initial one-year term and would automatically renew for successive one-year terms unless terminated by either party upon prior written notice.  Pursuant to the Amended and Restated Employment Agreement, Mr. Pedersen was entitled to an annual base salary of $275,000, effective as of January 1, 2013, and was eligible for an annual incentive bonus of $125,000. Mr. Pedersen was eligible to participate in our benefit plans that are generally provided for all employees, as well as receive four weeks paid vacation annually.  The Amended and Restated Employment Agreement contained a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant each last for one year following the date of termination of employment.  The Amended and Restated Employment Agreement also contained a trading restrictions covenant, which includes a one-year lock up period applicable to the stock option described above in “—Equity Awards.”

Mr. Pedersen’s Amended and Restated Employment Agreement could be terminated by us (i) upon his death or permanent disability, (ii) for “cause” upon prior written notice or (iii) without “cause” upon prior written notice. Mr. Pedersen could also terminate his Amended and Restated Employment Agreement for any reason upon prior written notice to us.  If his employment was terminated for any reason, we would pay Mr. Pedersen his earned but unpaid base salary through the date of termination, any unreimbursed business expenses and any amounts to which he is entitled under our benefit plans.  If we terminated his employment without “cause” after the first thirty (30) days of employment and either (i) prior to a change in control or (ii) after the one-year period following a change in control, we would also pay an amount equal to six months of base salary, payable in six equal monthly installments.  If we terminated his employment without “cause” during the one-year period following a change in control, subject to Mr. Pedersen’s execution of a general release of claims, we would instead pay a severance benefit equal to his annual base salary as in effect on the date of the change in control.

Effective March 15, 2014, Mr. Pedersen resigned as Chief Financial Officer. Mr. Harrington assumed the duties of Chief Financial Officer (including the roles of principal financial officer and principal accounting officer) beginning on March 15, 2014.

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Effective February 28, 2014, we entered into an executive employment agreement with Mr. Harrington in connection with his appointment as Chief Operating Officer.  His executive employment agreement has an initial one-year term and will automatically renew for successive one-year terms unless terminated by either party upon prior written notice. Mr. Harrington was entitled to an annual base salary of $250,000 and an annual guaranteed bonus of $50,000, payable on the last business day in January of each subsequent year, provided he was employed by us on each such date. Mr. Harrington was also eligible for an annual incentive bonus of $75,000 if we achieved the Bonus Compensation Terms. Mr. Harrington is eligible to participate in our benefit plans that are generally provided for all employees.  Mr. Harrington’s employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant last for six months and one year, respectively, following the date of termination of employment. Mr. Harrington’s executive employment agreement also contains a trading restrictions covenant, which includes a one-year lock up period from the date of the agreement applicable to the stock option described above in “—Equity Awards.”

Effective March 19, 2015, we entered into an amendment to Mr. Harrington’s executive employment agreement. The amendment increased Mr. Harrington’s annual base salary to $265,000 per year, which is subject to annual review and may be increased, but not decreased, in the sole discretion of the Board of Directors. Additionally, the amendment revised the annual incentive bonus terms to provide that Mr. Harrington will be eligible to receive an annual incentive bonus for 2015 of $145,000 based on the achievement of the following criteria: (i) 50% of the annual incentive bonus is payable if Mr. Harrington remains employed with us on the date that the annual incentive bonus is paid and (ii) 50% of the annual incentive bonus is payable if the aggregate sum of our cash flow from operating activities for the period beginning July 1, 2015 and ending December 31, 2015 equals or exceeds $600,000, provided that Mr. Harrington remains employed with us on the date that the annual incentive bonus is paid. The amendment also provides that the annual incentive bonus shall be paid during the annual review period in 2016.

Mr. Harrington’s employment agreement may be terminated by us (i) upon his death or permanent disability, (ii) for “cause” upon written notice or (iii) without “cause” upon prior written notice. Mr. Harrington may also terminate his executive employment agreement (i) for “good reason” upon the occurrence of certain events or (ii) other than for “good reason” upon prior written notice.  If employment is terminated for any reason, we will pay Mr. Harrington his earned but unpaid base salary through the date of termination, any accrued but unpaid vacation benefits and any unreimbursed business expenses, subject to Mr. Harrington’s execution of a general release of claims.  If his employment is terminated without “cause” or for “good reason” other than during the one-year period following a change in control, we will, in addition to the compensation described above, pay, in six equal monthly installments, an aggregate amount equal to six months of his then-current base salary.  If his employment is terminated without “cause” or for “good reason” during the one-year period following a change in control, we would instead pay a lump sum cash payment equal to his annual base salary as in effect on the date of the change in control, subject to Mr. Harrington’s execution of a general release of claims.

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Summary Compensation Table

The following table sets forth information regarding the total compensation received by, or earned by, our President and Chief Executive Officer, Clifford Lerner, our Chief Financial Officer and Chief Operating Officer, Alexander Harrington, and our former Chief Financial Officer, Jon D. Pedersen, Sr. (collective, the “named executive officers”) during the years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Clifford Lerner	2014	$285,000		$87,500	$--		$--		--	--	--	$372,500
President Chief Executive Officer and Chairman of the Board of Directors	2013	$285,000		$--	$2,600,000		$--		--	--	--	$2,885,000

Alexander Harrington,	2014	$250,000		$87,500	$--		$294,689	(3)	--	--	--	$632,189
Chief Financial Officer, Chief Operating Officer and Director

Jon D. Pedersen, Sr.	2014	$57,292	(4)	$--	$--		$8,707	(5)	--	--	--	$65,999
Former Chief Financial Officer	2013	$275,000		$62,500	$249,600	(6)	$363,580		--	--	--	$950,680

(1)	Represents the grant date fair value of restricted stock awards calculated in accordance with Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (“ASC 718”).

(2)	Represents the amount recognized for financial statement reporting purposes in accordance with ASC 718.

(3)	Represents (i) a stock option representing the right to purchase 1,000,000 shares of our common stock at an exercise price of $0.29 per share that was granted to Mr. Harrington on February 28, 2014 in connection with his appointment as Chief Operating Officer and (ii) a stock option representing the right to purchase 25,000 shares of our common stock at an exercise price of $0.31 per share that was granted to Mr. Harrington on June 17, 2014 as consideration for his service on the Board of Directors.

(4)	Represents the amount of base salary paid to Mr. Pedersen prior to his resignation on March 15, 2014.

(5)	Represents (i) a stock option representing the right to purchase 25,000 shares of our common stock at an exercise price of $0.34 per share that was granted to Mr. Pedersen on March 4, 2014 as consideration for providing advisory services to us and (ii) a stock option representing the right to purchase 25,000 shares of our common stock at an exercise price of $0.26 per share that was granted to Mr. Pedersen on October 15, 2014 as consideration for continuing to provide advisory services to us.

(6)	Represents a restricted stock award that was granted on April 10, 2013 that was cancelled on March 6, 2014 in connection with Mr. Pedersen’s resignation as Chief Financial Officer.

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Narrative Disclosure Regarding Summary Compensation Table

President, Chief Executive Officer and Chairman of the Board of Directors.   For 2014, Mr. Lerner received annual compensation of $285,000 and a cash bonus of $87,500. For 2013, Mr. Lerner received annual compensation of $285,000 and was awarded a cash bonus of $72,500, which Mr. Lerner elected not to receive. For 2014 and 2013, Mr. Lerner also received health benefits, a monthly membership for a health and fitness facility as well as a complete annual physical.

In April 2013, the Board of Directors awarded Mr. Lerner 5,000,000 shares of restricted stock. For additional information concerning the vesting and conditions of these restricted stock awards, see “— Outstanding Equity Awards at Fiscal Year End Table.”

We entered into an employment agreement with Mr. Lerner on April 10, 2013. For additional information concerning this employment agreement, see “—Compensation of Named Executive Officers—Employment Agreements.”

Chief Operating Officer, Chief Financial Officer and Director. For 2014, Mr. Harrington received annual compensation of $250,000 and a cash bonus of $87,500. Mr. Harrington is also eligible to participate in our benefit plans that are generally provided for all employees.

On June 17, 2014, we granted Mr. Harrington an option to purchase 25,000 shares of our common stock at an exercise price of $0.31 per share as consideration for Mr. Harrington’s service on the Board of Directors. The shares of common stock underlying the stock option will vest on the first anniversary of the date of grant, provided that Mr. Harrington is providing services to us on such date.

We entered into an employment agreement with Mr. Harrington on February 28, 2014. For additional information concerning this employment agreement, see “—Compensation of Named Executive Officers—Employment Agreements.”

Former Chief Financial Officer . For Mr. Pedersen’s service as Chief Financial Officer, prior to his resignation on March 15, 2014, Mr. Pedersen received an annual base salary of $57,292 for 2014. As a result of Mr. Pedersen’s resignation, we did not pay Mr. Pedersen a cash bonus for 2014. For 2013, Mr. Pedersen received annual compensation for $275,000 and a cash bonus of $62,500.  In April 2013, the Board of Directors granted Mr. Pedersen 480,000 shares of restricted stock and a stock option to purchase 700,000 shares of common stock. In connection with Mr. Pedersen’s resignation, we cancelled these awards. We also amended Mr. Pedersen’s option to purchase 478,609 shares of our common stock to provide that the unvested portion of the option does not continue to vest with Mr. Pedersen’s provision of advisory services. As consideration for providing us with advisory services, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock. On October 15, 2014, in exchange for Mr. Pedersen continuing to provide advisory services to us, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock at an exercise price of $0.26 per share.

For additional information concerning the vesting, conditions and cancellation of these stock options and Mr. Pedersen’s restricted stock award, see “—Executive Compensation—Equity Awards.” and “—Outstanding Equity Awards at Fiscal Year End Table.” Mr. Pedersen was eligible to participate in our benefit plans that are generally provided for all employees.

We entered into an amended and restated executive employment agreement with Mr. Pedersen on April 10, 2013.  For additional information concerning this employment agreement, see “—Compensation of Named Executive Officers—Employment Agreements.”

47

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the total outstanding equity awards as of December 31, 2014 for each named executive officer.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Clifford	4/10/2013	(2)	--	--	--	--	--	5,000,000	$1,000,000	--	--
Lerner	12/14/2011	(3)	--	--	--	--	--	4,250,000	$850,000	--	--

Alexander	6/17/2014	(4)	--	25,000	--	$0.31	6/17/2024	--	$--	--	--
Harrington	2/28/2014	(5)	--	1,000,000	--	$0.29	2/28/2024	--	$--	--	--

Jon D.	10/15/2014	(6)	25,000	--	--	$0.26	10/15/2020	--	$--	--	--
Pedersen,	3/4/2014	(7)	25,000	--	--	$0.34	3/4/2020	--	$--	--	--
Sr.	4/10/2013	(8)	--	700,000	--	$0.52	4/10/2023	--	$--	--	--
	4/10/2013	(9)	--	--	--	--	--	480,000	$96,000	--	--
	10/27/2011	(10)	100,000	--	--	$0.651	10/26/2021	--	--	--	--
	10/27/2011	(11)	228,609	250,000	--	$0.651	10/26/2021	--	--	--	--
	10/27/2011	(12)	21,391	--	--	$0.651	10/26/2021	--	--	--	--

(1)	The market value of each share of common stock is calculated based upon the closing price of our common stock on the OTCQB as of December 31, 2014, which was $0.20 per share.

(2)	Vests one-half upon the third anniversary of the date of grant and vests in full upon the fourth anniversary of the date of grant; provided, that any unvested shares of restricted stock will vest immediately upon the effective date of a “change in control” (as defined in the restricted stock award agreement), subject to the terms and conditions of the restricted stock award agreement.

48

(3)	Vests on the tenth anniversary of the date of grant or, if earlier, upon the occurrence of a change in control of the Company.

(4)	Vests on the first anniversary of the date of grant; provided, that upon the effective date of a “change in control” (as defined in the Amended and Restated Snap Interactive, Inc. 2011 Long-Term Incentive Plan (the “Incentive Plan”)), 50% of any unvested shares will vest immediately and the remaining 50% of the then-unvested shares will vest on the original date such shares would have vested.

(5)	Vests in five equal annual installments of 200,000 shares on each of the first, second, third, fourth and fifth anniversaries of the date of grant; provided, that upon the effective date of a “change in control” (as defined in the option agreement), 50% of any unvested shares of common stock underlying the option will vest on the earlier of (i) the original vesting date or (ii) equally on the first and second anniversary of the effective date of the change in control, subject to the terms and conditions of the option agreement.

(6)	Vested in full on the five-month anniversary of the date of grant.

(7)	Vested in full on the six-month anniversary of the date of grant.

(8)	Would have vested in four equal annual installments of 175,000 shares on each of the first, second, third and fourth anniversaries of the date of grant; provided, that upon the effective date of a “change in control” (as defined in the option agreement), 50% of any unvested shares of common stock underlying the option would have vested on the earlier of (i) the original vesting date or (ii) equally on the first and second anniversary of the effective date of the change in control, subject to the terms and conditions of the option agreement. This stock option was cancelled as of March 4, 2014 in connection with Mr. Pedersen’s resignation as Chief Financial Officer.

(9)	Would have vested one-half upon the third anniversary of the date of grant and in full upon the fourth anniversary of the date of grant; provided, that any unvested shares of restricted stock would have vested immediately upon the effective date of a “change in control” (as defined in the restricted stock award agreement), subject to the terms and conditions of the restricted stock award agreement. This restricted stock award was cancelled as of March 6, 2014 in connection with Mr. Pedersen’s resignation as Chief Financial Officer.

(10)	Vested one-half upon the date of grant and vested in full upon the six-month anniversary of the date of grant.

(11)	Would have vested in four annual installments, consisting of 103,609 shares of common stock on the first anniversary of the date of grant and 125,000 shares of common stock on the second, third and fourth anniversaries of the date of grant. This stock option was amended as of March 4, 2014 to provide that the unvested portion of this option does not continue to vest with Mr. Pedersen’s provision of advisory services.

(12)	Vested in full upon the first anniversary of the date of grant.

49

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 about compensation plans under which shares of our common stock may be issued to employees, executive officers or members of our Board of Directors upon the exercise of options, warrants or rights under all of our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	2,733,253		$0.65	(1)	3,691,747	(2)(3)
Equity compensation plans not approved by security holders	1,075,000	(4)	$0.29	(5)	--
Total	3,808,253		$0.55	(6)	3,691,747

(1)	Excludes 1,075,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.42.

(2)	Represents shares of common stock available for issuance under the Incentive Plan, which permits the issuance of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards.

(3)	As of March 18, 2015, there were 3,097,253 shares of common stock to be issued upon the exercise of outstanding options under the Incentive Plan and 3,327,747 shares of common stock remaining available for future issuances under the Incentive Plan.

(4)	Represents shares available or authorized for issuance under (i) the Equity Incentive Compensation Plan (as defined below), which permitted the issuance of incentive stock options and nonqualified stock options and (ii) various individual compensation arrangements that the Company has with current and former employees.

(5)	Excludes 9,250,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.58.

(6)	Excludes 10,325,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.54.

In December 2008, our Board of Directors approved the equity incentive compensation plan (the “Equity Incentive Compensation Plan”) and, in December 2010, terminated the plan as to all unallocated shares of common stock thereunder. The purpose of the Equity Incentive Compensation Plan was to provide an incentive to attract, retain and motivate employees, officers, directors, consultants and advisors with the ability to participate in our future performance. Under the Equity Incentive Compensation Plan, we were authorized to issue incentive stock options and nonqualified stock options. The Equity Incentive Compensation Plan was administered by our Board of Directors.  All options previously granted under the Equity Incentive Compensation Plan remained in full force and effect following the plan’s termination.

In May 2011, our Board of Directors adopted the Snap Interactive, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”).  In October 2011, our Board of Directors amended and restated the 2011 Plan and adopted the Incentive Plan to allow for the issuance of incentive stock option awards by adopting the Incentive Plan.  The Incentive Plan was adopted to attract and retain the services of key employees, key contractors and outside directors.  The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards.  The Incentive Plan is administered by our Board of Directors.

50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth as of March 18, 2015 certain information regarding the beneficial ownership of shares of our common stock by: (i) each person who is known by us to own beneficially more than 5% of such stock; (ii) each member of our Board of Directors, each Director Nominee and each of our named executive officers with respect to the year ended December 31, 2014 and (iii) all of our directors and executive officers as a group (2 persons). Clifford Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors and Alexander Harrington, our Chief Operating Officer and Chief Financial Officer, are currently the only executive officers of the Company. Except as otherwise indicated, all common stock is owned directly and the beneficial owners listed in the table below possess sole voting and investment power with respect to the stock indicated, and the address for each beneficial owner is c/o Snap Interactive, Inc., 320 West 37th Street, 13th Floor, New York, NY 10018. The applicable percentage ownership is based on 50,007,826 shares of our common stock issued and outstanding as of March 18, 2015, including 10,325,000 unvested shares of restricted stock. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we consider all shares of unvested restricted stock to be outstanding because the holders of unvested restricted stock have the right to vote such stock under the Incentive Plan.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number		Percentage
Directors and Officers
Clifford Lerner	30,250,000	(2)	60.5%
Alexander Harrington	200,000	(3)	*
Jon D. Pedersen, Sr.	400,000	(4)	*

Officers and Directors as a Group (2 persons)	30,450,000	(5)	60.9%

Certain Persons
Darrell Lerner	2,712,157	(6)	5.4%

*	Less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares of common stock or restricted common stock that such person has the right to acquire within 60 days of March 18, 2015, including through the exercise of stock options or warrants. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any stock or restricted common stock that such person or persons has the right to acquire within 60 days of March 18, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 9,250,000 unvested shares of restricted stock granted to Mr. Clifford Lerner, with 2,500,000 of such shares vesting on April 10, 2016, 2,500,000 of such shares vesting on April 10, 2017 and 4,250,000 of such shares vesting on December 13, 2021. Pursuant to the terms of his restricted stock grants, he has the right to vote the stock but may only dispose of the stock after it vests on or, if earlier, upon a change in control of the Company.
(3)	Shares of common stock issuable upon the exercise of vested stock options granted to Mr. Harrington.
(4)	Shares of common stock issuable upon the exercise of vested stock options granted to Mr. Pedersen.
(5)	Includes 30,450,000 shares of common stock beneficially owned by Mr. Lerner and Mr. Harrington as described above.
(6)	Includes 1,075,000 shares of restricted stock granted to Mr. Darrell Lerner. Pursuant to the terms of his restricted stock awards, he has the right to vote the stock but may only dispose of the stock after it vests. Each of the restricted stock awards vests upon the earlier of (i) the tenth anniversary of the date of grant, (ii) a change in control or (iii) on the date of termination of service without cause. In addition, a restricted stock award for 150,000 shares of common stock that will vest upon Darrell Lerner’s termination of service in connection with a non-renewal of the written employment or consulting agreement between us and Darrell Lerner without “cause.” Mr. Darrell Lerner’s principal residential address is 141 Great Neck Road, Apt. 2H, Great Neck, New York 11021.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

51

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Darrell Lerner

Darrell Lerner is the brother of Clifford Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors.  He performed a variety of general business, corporate and administrative functions for us from 2007 until his termination of employment on January 31, 2013.

Consulting Agreement .  On January 31, 2013, we entered into a consulting agreement with Darrell Lerner, pursuant to which he agreed to serve as our consultant for a three-year period beginning on February 1, 2013 (the “Effective Date”). Pursuant to the consulting agreement, Darrell Lerner agreed to assist and advise us on legal, financial and other matters for which he has knowledge that pertains to us, as we reasonably request.

Pursuant to the consulting agreement, we agreed to pay Darrell Lerner a monthly fee of $25,000 for the initial two year period of the consulting agreement and a monthly fee of $5,000 for every month thereafter. The monthly payments under the consulting agreement were conditioned upon Darrell Lerner’s compliance with a customary confidentiality covenant covering certain information concerning us, a covenant not to compete during the term of the consulting agreement and for a period of one year following the termination of the agreement, a non-solicitation covenant for a period of six months immediately following the later of the termination of the consulting agreement or the end of the term of the consulting agreement, and a non-disparagement covenant.

The consulting agreement is for a three-year period; provided, however, that we may terminate the agreement at any time without notice and may renew the term of the agreement by providing written notice to Darrell Lerner prior to or at the expiration of the term. If we terminate the consulting agreement without “cause” prior to the three-year anniversary of the Effective Date, we have agreed to (i) pay Darrell Lerner the amount of the monthly fees owed to him for the period from the Effective Date to the two-year anniversary of the Effective Date and (ii) take all commercially reasonably actions to cause (A) 325,000 shares of restricted common stock previously granted to him, (B) 600,000 shares of restricted common stock previously granted to him and (iii) 150,000 shares of restricted common stock granted to him in connection with the severance agreement, to be vested as of the date of such termination.

Subscription Agreement .  On January 31, 2013, in connection with Darrell Lerner’s separation from us, we also entered into a subscription agreement with Darrell Lerner and DCL Ventures, Inc., a Delaware corporation (“DCL”), a corporation that is majority owned by Darrell Lerner. Pursuant to this agreement, we purchased (i) 50,000 shares of DCL’s common stock, $0.001 par value per share, for an aggregate purchase price of $50,000 in April 2013, (ii) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in July 2013, (iii) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in October 2013, (iv) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in January 2014, (v) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in April 2014, (vi) 25,000 shares of DCL’s common stock for an aggregate price of $25,000 in July 2014 and (vii) 25,000 shares of DCL’s common stock for an aggregate price of $25,000 in September 2014.

Clifford Lerner Note

On April 24, 2014, we issued a promissory note in the amount of $300,000 to Clifford Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors. The promissory note payable to Mr. Lerner bears interest at a rate of nine percent (9%) per annum and was originally due and payable on January 24, 2015, but was subsequently amended to extend its maturity for an additional nine months and is currently due and payable on the earlier of October 24, 2015 or an event of default. We did not make any principal or interest payments under the promissory note during 2014. As of December 31, 2014, $18,516 of interest had accrued under the promissory note.

Indemnification Arrangements

We have entered into employment agreements with our executive officers, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

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Other Transactions

Consulting Agreement .  On June 1, 2012, we entered into a two-year consulting agreement with Byron Lerner, the father of Clifford Lerner, to provide consulting services to us related to (i) monitoring revenue and various traffic and engagement statistics for the purpose of proactively uncovering inconsistencies or bugs, as well as (ii) providing strategic advice along with business and financial introductions as requested. On July 24, 2014, we renewed the agreement for an additional one year term, to expire on May 30, 2015. During the consulting period, we pay Byron Lerner a monthly consulting fee of $8,000 as well as reimbursement for certain expenses incurred during the performance of the consulting services.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors adopted a written Related Party Transactions Policy on April 19, 2012.  Prior to the adoption of the Related Party Transactions Policy, our related party transactions were approved by our Board of Directors.  In accordance with the Related Party Transactions Policy, all Related Party Transactions (as defined herein) must be reported to our Chief Executive Officer or Chief Financial Officer and must be reviewed and approved by our audit committee, if one has been established.  If an audit committee has not been established, Related Party Transactions must be reviewed and approved by all of our independent directors on the Board of Directors.  If an audit committee has not been established and there are not any independent directors on the Board of Directors, Related Party Transactions must be reviewed and approved by the Chief Financial Officer (except with respect to matters in which the Chief Financial Officer would be a Related Party (as defined herein), in which case the Chief Executive Officer shall review and approve the transaction).  In determining whether to approve, recommend or ratify a Related Party Transaction, the reviewing party will take into account, among other factors it deems appropriate, (i) whether the terms of the Related Party Transaction are fair to the Company, (ii) whether there are business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director and (iv) whether the Related Party Transaction would present an improper conflict of interest for any of our directors or executive officers.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K.  Generally, under Item 404(a) of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last fiscal year, or any currently proposed transaction, involving us or our subsidiary where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any of our directors of the Company or director nominees; (ii) any of our executive officers; (iii) a person known by us to be the beneficial owner of more than 5% of our common stock or (iv)  an immediate family member of any of the foregoing.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Snap Interactive, Inc. at December 31, 2014 and 2013, and for the years then ended, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this prospectus, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any materials we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also access our annual, quarterly and current reports, proxy statements and other information we file with the SEC on our website at snap-interactive.com/investor-relations/sec-filings.

54

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Snap Interactive, Inc.

We have audited the accompanying consolidated balance sheets of Snap Interactive, Inc. (the “Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Snap Interactive Inc. as of December 31, 2014 and 2013 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York

March 5, 2015

F-2

SNAP INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$1,138,385	$927,352
Restricted cash	-	490,315
Credit card holdback receivable	648,759	232,264
Accounts receivable, net of allowances and reserves of $42,533 and $37,850, respectively	221,128	385,370
Security deposits	115,104	-
Prepaid expense and other current assets	93,542	114,863
Total current assets	2,216,918	2,150,164
Fixed assets and intangible assets, net	563,123	522,462
Notes receivable	78,520	170,566
Long term security deposits	135,000	-
Investments	200,000	100,000
Total assets	$3,193,561	$2,943,192

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$1,074,345	$861,730
Accrued expenses and other current liabilities	1,062,836	671,142
Notes payable	400,000	-
Deferred subscription revenue	1,952,075	1,826,771
Deferred advertising revenue	13,427	300,000
Total current liabilities	4,502,683	3,659,643
Long term deferred rent	-	12,058
Warrant liability	23,425	140,550
Capital lease obligations	149,055	-
Total liabilities	4,675,163	3,812,251
Stockholders' (deficit) equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $0.001 par value, 100,000,000 shares authorized, 49,507,826 and 49,987,826 shares issued, respectively, and 39,182,826 and 39,132,826 shares outstanding, respectively	39,183	39,133
Additional paid-in capital	11,858,489	10,813,205
Accumulated deficit	(13,379,274)	(11,721,397)
Total stockholders' (deficit) equity	(1,481,602)	(869,059)
Total liabilities and stockholders' (deficit) equity	$3,193,561	$2,943,192

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SNAP INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2014	2013
Revenues:
Subscription revenue	$12,769,012	$12,560,856
Advertising revenue	789,678	49,236
Total revenue	13,558,690	12,610,092
Costs and expenses
Programming, hosting and technology expense	2,837,375	5,035,482
Compensation expense	3,274,893	4,177,568
Professional fees	940,872	1,005,650
Advertising and marketing expense	5,244,262	4,170,064
General and administrative expense	3,005,390	3,711,885
Total costs and expenses	15,302,792	18,100,649
Loss from operations	(1,744,102)	(5,490,557)
Interest income (expense), net	(30,900)	5,807
Gain on change in fair value of warrants	117,125	1,475,775
Other income	-	2,962
Loss before provision for income taxes	(1,657,877)	(4,006,013)
Provision for income taxes	-	-
Net loss	$(1,657,877)	$(4,006,013)

Net loss per common share:
Basic and diluted	$(0.04)	$(0.10)
Weighted average number of common shares used in calculating net loss per common share:
Basic and diluted	39,169,196	38,937,210

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SNAP INTERACTIVE, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

	Common Stock		Additional Paid-	Accumulated	Stockholders’ (Deficit)
	Shares	Amount	in Capital	Deficit	Equity
Balance at January 1, 2013	38,832,826	$38,833	$9,437,422	$(7,715,384)	$1,760,871
Stock issued in exchange for domain name	100,000	100	99,900	-	100,000
Stock issued for consulting services	50,000	50	(50)	-	-
Exercise of stock options	150,000	150	12,300	-	12,450
Stock-based compensation expense for restricted stock awards	-	-	849,132	-	849,132
Stock-based compensation expense for stock options	-	-	414,501	-	414,501
Net loss	-	-	-	(4,006,013)	(4,006,013)
Balance at December 31, 2013	39,132,826	$39,133	$10,813,205	$(11,721,397)	$(869,059)
Stock issued for consulting services	50,000	50	(50)	-	-
Stock-based compensation expense for restricted stock awards	-	-	899,856	-	899,856
Stock-based compensation expense for stock options	-	-	140,728	-	140,728
Warrants issued for debt issuance cost	-	-	4,750	-	4,750
Net loss	-	-	-	(1,657,877)	(1,657,877)
Balance at December 31, 2014	39,182,826	$39,183	$11,858,489	$(13,379,274)	$(1,481,602)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SNAP INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,657,877)	$(4,006,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	181,675	174,640
Lease obligation interest expense	3,473	-
Stock-based compensation expense	1,040,585	1,263,633
Amortization of debt issuance cost	3,958	-
Gain on change in fair value of warrants	(117,125)	(1,475,775)
Changes in operating assets and liabilities:
Decrease (increase) in restricted cash	490,315	(385,315)
Decrease (increase) in credit card holdback receivable	(416,495)	55,029
Decrease (increase) in accounts receivable	164,242	(65,351)
Increase in security deposits	(250,104)	-
Decrease in prepaid expenses and other current assets	22,113	89,961
Increase in accounts payable, accrued expenses and other current liabilities	567,579	486,532
Decrease in deferred rent	(38,644)	(29,174)
Increase (decrease) in deferred subscription revenue	125,304	(697,458)
Increase (decrease) in deferred advertising revenue	(286,573)	300,000
Net cash used in operating activities	(167,574)	(4,289,291)
Cash flows from investing activities:
Purchase of fixed assets	(3,731)	(48,553)
Purchase of non-marketable equity securities	(100,000)	(100,000)
Repayment of notes receivable issued to employees and accrued interest	92,046	(4,850)
Net cash used in investing activities	(11,685)	(153,403)
Cash flows from financing activities:
Payments of capital lease obligations	(9,708)	-
Proceeds from exercise of stock options	-	12,450
Proceeds from issuance of promissory notes	400,000	-
Net cash provided by financing activities	390,292	12,450
Net increase (decrease) in cash and cash equivalents	211,033	(4,430,244)
Balance of cash and cash equivalents at beginning of period	927,352	5,357,596
Balance of cash and cash equivalents at end of period	$1,138,385	$927,352

Supplemental disclosure of cash flow information
AYI.com domain name purchase in exchange for 100,000 shares of common stock	$-	$100,000
Warrants issued for debt issuance costs	$4,750	$-
Equipment acquired under capital lease obligations	$218,605	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Description of Business

Snap Interactive, Inc. (together with its wholly owned subsidiaries, eTwine, Inc. and Snap Mobile Limited, the “Company”) was incorporated under the laws of the State of Delaware on July 19, 2005.  eTwine, Inc. was incorporated under the laws of the State of New York on May 7, 2004.  Snap Mobile Limited is a United Kingdom corporation, and was incorporated on September 10, 2009.

The Company was organized to operate an online dating application and stand-alone website.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, were prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP").  All intercompany balances and transactions have been eliminated upon consolidation.

Significant Estimates and Judgments

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Significant estimates relied upon in preparing these financial statements include the provision for future credit card chargebacks and refunds on subscription revenue, estimates used to determine the fair value of our common stock, stock options, non-cash capital stock issuances, stock-based compensation and common stock warrants, collectability of our accounts receivable and the valuation allowance on deferred tax assets.  Management evaluates these estimates on an ongoing basis.  Changes in estimates are recorded in the period in which they become known. We base estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates.

Comparative Data

Certain amounts from prior periods have been reclassified in order to conform to the current period presentation, including the reclassification of a letter of credit of $115,104 from cash and cash equivalents to restricted cash for the period ended December 31, 2013.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition.   In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

The Company has revenue streams consisting of subscriptions and advertisements.  The Company recognizes revenue from monthly premium subscription fees beginning in the month in which the services are provided.  Revenues are presented net of refunds, credits, and known and estimated credit card chargebacks.  During 2014, subscriptions were offered in durations of one-, three-, six- and twelve-month terms.  Longer-term plans (those with durations longer than one month) are generally available at discounted monthly rates.  All subscription fees, however, are collected at the time of purchase regardless of the length of the subscription term.  Revenues from multi-month subscriptions are recognized over the length of the subscription term rather than when the subscription is purchased.  The difference between the gross cash receipts collected and the revenue recognized from those sales during that reporting period will appear as deferred revenue.

The Company’s payment processors have established routine reserve accounts to secure the performance of the Company’s obligations under its service agreements, which is standard practice within the payment processing industry. These reserve accounts withhold a small percentage of the Company’s sales in a segregated account in the form of a six-month rolling reserve. The funds that are withheld each month are returned to the Company on a monthly basis after six months of being held in the reserve account and any remaining funds will be returned to the Company 90 to 180 days following termination of such agreements. In March 2014, one of the Company’s payment processors agreed to keep a fixed amount instead of the previous six-month rolling reserve. These funds are classified as credit card holdback receivables and totaled $648,759 and $232,264 at December 31, 2014 and December 31, 2013, respectively.

We generate advertising revenue from advertising agreements with third parties. We recognize advertising revenue from these agreements ratably over the term of the agreement.

In December 2013, we entered into a Business Development Agreement (the “Business Development Agreement”) with Match.com, L.L.C. (“Match.com”) which was amended in April 2014, whereby the Company received upfront payments totaling $600,000 in exchange for developing various integrations of Match.com’s dating properties into the AYI application. The initial upfront payments were recognized on the Company’s Consolidated Balance Sheet as deferred advertising revenue.  The deferred advertising revenue was recognized on the Company’s Consolidated Statement of Operations ratably over the term of the agreement.

F-7

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2014, we entered into a Membership Acquisition Agreement (the “Acquisition Agreement”) with Zoosk, Inc. (“Zoosk”) whereby we received an upfront payment of $500,000 in two installments in exchange for implementing certain integration features on our AYI.com website and application that advertised Zoosk during the term of the Acquisition Agreement and earned amounts for each person that registered with Zoosk through the integration features during the term of the Acquisition Agreement. The term of the Acquisition Agreement commenced on August 15, 2014 and ended on November 13, 2014. The Company earned advertising revenue for the specified period from Zoosk of $170,835. The Company recorded the remaining amount of $329,165 as advance repayment under accrued expenses and other current liabilities on its Consolidated Balance Sheet (See Note 18).

The Company has an additional reserve for potential credit card chargebacks based on historical experience and knowledge of the industry.  The Company reserved $42,533 and $37,850 for potential future credit card chargebacks as of December 31, 2014 and 2013, respectively.

Business Segments

The Company operates in one reportable segment, and management assesses the Company’s financial performance and makes operating decisions based on a single operating unit.

Stock-Based Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of stock-based compensation arrangements based on the grant date fair value of granted instruments and recognizes the costs in the financial statements over the period during which employees are required to provide services.  Stock-based compensation arrangements include stock options and restricted stock awards.

Equity instruments (“instruments”) issued to non-employees are recorded on the basis of the fair value of the instruments, as required by ASC 718.  ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”),  defines the measurement date and recognition period for such instruments.  In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete and (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in ASC 505.

The fair value of each option granted under the Company's Amended and Restated 2011 Long-Term Incentive Plan (the “Plan”) was estimated using the Black-Scholes option-pricing model (see Note 10 for further details).  Using this model, fair value is calculated based on assumptions with respect to the (i) expected volatility of the Company's common stock price, (ii) expected life of the award, which for options is the period of time over which employees and non-employees are expected to hold their options prior to exercise, (iii) expected dividend yield on the Company's common stock, and (iv) a risk-free interest rate, which is based on quoted U.S. Treasury rates for securities with maturities approximating the expected term.  Expected volatility is estimated based on the Company's historical volatilities.  The expected life of options has been determined using the "simplified" method as prescribed by Staff Accounting Bulletin (“SAB”) No. 110, an amendment to SAB No. 107, which uses the midpoint between the vesting date and the end of the contractual term.  The expected dividend yield is zero as the Company has never paid dividends and does not currently anticipate paying dividends in the foreseeable future.

Programming, Hosting and Technology Expense

Programming, hosting and technology expense includes salary and stock-based compensation for our engineers and developers, data center, domain name and other hosting expenses and software licensing fees and various other technology related expenses.

Advertising and Marketing

Our advertising and marketing expense consists of online advertising, primarily consisting of user acquisition campaigns.  We execute these campaigns through direct media buys, affiliates or affiliate networks that advertise or promote our application and earn a fee whenever visitors click through their advertisement to our application or website and create a profile on our application.  For our user acquisition campaigns, we pay to market and advertise our application across the Internet, including on Facebook and other third party platforms.

Advertising and marketing costs are expensed as incurred.

F-8

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and Development

The Company has adopted the provisions of ASC No. 350, Intangibles – Goodwill & Other.  Costs incurred in the planning stage of a website are expensed as research and development expenses while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.  The Company did not capitalize any research and development expenses during the years ended December 31, 2014 and 2013.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC No. 740, Income Taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss and tax credit carry forwards. Deferred taxes are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in results of operations in the period that includes the enactment date.

Each reporting period, the Company assesses whether its deferred tax assets are more-likely-than-not realizable, in determining whether it is necessary to record a valuation allowance.  This includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of the Company's deferred tax assets.

The Company recognizes the impact of an uncertain tax position in its financial statements if, in management's judgment, the position is more-likely-than-not sustainable upon audit based on the position's technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for uncertain tax positions is necessary.  Different conclusions reached in this assessment can have a material impact on our consolidated financial statements.  Currently, we have no uncertain tax positions.

Net Income (Loss) Per Share

Basic net income (loss) per common share is determined using the two-class method and is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period as defined by ASC No. 260,  Earnings Per Share.  The two-class method is an earnings allocation formula that determines income (loss) per share for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings.  The two-class method treats a participating security as having rights to earnings that otherwise would have been available to common shareholders.  According to the contractual terms of participating securities, such securities do not participate in losses.

Diluted net income (loss) per common share reflects the more dilutive earnings per share amount calculated using the treasury stock method or the two-class method, taking into account any potentially dilutive shares outstanding during the period. Potentially dilutive shares consist of shares issuable upon the exercise of stock options and unvested shares of restricted common stock (using the treasury stock method).  To the extent stock options, stock equivalents and warrants are antidilutive, they are excluded from the calculation of diluted income per share.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.  Cash and cash equivalents consist of cash on deposit with banks, money market funds and certain investments in commercial paper.

Investments

The Company follows Accounting Standards Codification (“ASC”) 325-20, Cost Method Investments (“ASC 325-20”), to account for its ownership interest in noncontrolled entities. Under ASC 325-20, equity securities that do not have readily determinable fair values (i.e., non-marketable equity securities) and are not required to be accounted for under the equity method are typically carried at cost (i.e., cost method investments). Investments of this nature are initially recorded at cost. Income is recorded for dividends received that are distributed from net accumulated earnings of the noncontrolled entity subsequent to the date of investment. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions in the cost of the investment. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

F-9

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The carrying amounts of the Company's cash and cash equivalents, short-term investments classified as held-to-maturity, accounts receivable, credit card holdback receivable, prepaid expenses, accounts payable, accrued expenses and deferred revenue, approximate fair value due to the short-term nature of these instruments.

Receivables

At December 31, 2014, the Company had accounts receivable from payment processors in the amount of $263,661. The settlement of credit card sales by payment processors typically occurs several days after the date of the charge, and we generally receive payments from mobile payment processors and advertising networks on a monthly basis.

Furniture, Fixtures and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of those assets, as follows:

Software and website costs	3 years
Computers and office equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of estimated useful life or remaining lease term

Repairs and maintenance costs are expensed as incurred.

Other Intangible and Long-Lived Assets

The Company's long-lived assets primarily consist of computer and office equipment and software, furniture and fixtures and leasehold improvements, which are subject to depreciation over the useful life of the asset.  Long-lived assets are evaluated for recoverability whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired.  In evaluating an asset for recoverability, the Company estimates the future cash flow expected to result from the use of the asset and eventual disposition.  If the expected future undiscounted cash flow is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair value of the asset, is recognized.  No impairments were recorded on long-lived assets for the periods presented in these consolidated financial statements.

Intangible Assets, Net

The Company’s intangible assets, net represents definite-lived intangible assets, which are being amortized on a straight-line basis over their estimated useful lives as follows:

Domain name	15 years

No impairments were recorded on intangible assets and no impairment indicators were noted for the periods presented in these consolidated financial statements.

Warrant Liability

The Company issued common stock warrants in January 2011 in conjunction with an equity financing.  In accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), the fair value of these warrants is classified as a liability on the Company’s Consolidated Balance Sheets because, according to the warrants' terms, a fundamental transaction could give rise to an obligation of the Company to pay cash to its warrant holders.  Corresponding changes in the fair value of the warrants are recognized in earnings on the Company’s Consolidated Statements of Operations in each subsequent period.

F-10

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently Adopted Accounting Pronouncement s

None.

3. Restricted Cash

During 2011, the Company established a line of credit with Sentinel Benefits Group, Inc. (“Sentinel Group”) related to the Company’s office lease and placed a cash security deposit of $115,104 in the form of a letter of credit for the life of the lease.  The Company recorded $115,104 under restricted cash on its Consolidated Balance Sheet as of December 31, 2013. On September 2, 2014, Sentinel Group released the letter of credit and the Company issued a payment towards the security deposit. The Company recorded $115,104 in short-term security deposits on its Consolidated Balance Sheet as of December 31, 2014.

On January 11, 2013, the Company obtained a letter of credit from JP Morgan in the amount of $200,000 in favor of Hewlett Packard Financial Services Company (“HP”). The amount was subsequently increased to $270,000 in September 2013.  This letter of credit expired on January 31, 2014 but was replaced with a new letter of credit in the amount of $270,000. On July 28, 2014, HP released $100,000 held in the certificate of deposit. In October 2014, the letter of credit was released and a security deposit was paid for the new capital lease agreements. The Company recorded $135,000 of long-term security deposits on its Consolidated Balance Sheet as of December 31, 2014.

As of December 31, 2014, the Company had no restricted cash on its Consolidated Balance Sheet.

4. Accounts Receivable, Net

Accounts receivable, net consisted of the following as of December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
Accounts receivable	$263,661	$423,220
Less: Reserve for future chargebacks	(42,533)	(37,850)
Total accounts receivable, net	$221,128	$385,370

Credit card payments for subscriptions and micro-transaction purchases typically settle several days after the date of purchase.  As of December 31, 2014, the amount of unsettled transactions due from credit card payment processors amounted to $135,535 as compared to $191,656 at December 31, 2013.  At December 31, 2014, the amount of receivable due from Apple Inc. amounted to $ 116,427, as compared to $217,536 at December 31, 2013.  These amounts are included under accounts receivable on the Company’s Consolidated Balance Sheet.

5. Security Deposits

During 2014, the Company issued a security deposit which replaced the previous letter of credit for the office space lease to be released on March 31, 2015. The Company recorded $115,104 in short-term security deposits on its Consolidated Balance Sheet as of December 31, 2014.

In October 2014, the Company issued $135,000 as security deposit as part of the new capital lease obligations for equipment with HP. The Company recorded $135,000 in long-term security deposits on its Consolidated Balance Sheet as of December 31, 2014.

F-11

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements

The fair value framework under the Financial Accounting Standards Board’s guidance requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities.  Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment.  The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:

●	Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities;
●	Level 2: Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and
●	Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

The following table summarizes the liabilities measured at fair value on a recurring basis as of December 31, 2014:

	Level 1	Level 2	Level 3	Total
LIABILITIES:
Warrant liability	$—	$—	$23,425	$23,425
Total warrant liability	$—	$—	$23,425	$23,425

The following table summarizes the liabilities measured at fair value on a recurring basis as of December 31, 2013:

	Level 1	Level 2	Level 3	Total
LIABILITIES:
Warrant liability	$—	$—	$140,550	$140,550
Total warrant liability	$—	$—	$140,550	$140,550

Interest earned on debt securities is recorded to “Interest income, net” on the Consolidated Statements of Operations.

The Company issued common stock warrants in January 2011 in conjunction with an equity financing.  In accordance with ASC Topic 480, Distinguishing Liabilities from Equity, the fair value of these warrants is classified as a liability on the Company’s Consolidated Balance Sheets because, according to the terms of the warrants, a fundamental transaction could give rise to an obligation of the Company to pay cash to its warrant holders.  Corresponding changes in the fair value of the warrants are recognized in earnings on the Company’s Consolidated Statements of Operations in each subsequent period.

The Company’s warrant liability is carried at fair value and was classified as Level 3 in the fair value hierarchy due to the use of significant unobservable inputs.  In order to calculate fair value, the Company uses a custom model developed with the assistance of an independent third-party valuation expert.  This model calculates the fair value of the warrant liability at each measurement date using a Monte-Carlo style simulation, as the value of certain features of the warrant liability would not be captured by the standard Black-Scholes model.

F-12

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the values of certain assumptions used in the Company’s custom model to estimate the fair value of the warrant liability as of December 31, 2014 and December 31, 2013:

	December 31,	December 31,
	2014	2013
Stock price	$0.20	$0.42
Strike price	$2.50	$2.50
Remaining contractual term (years)	1.1	2.1
Volatility	125.7%	109.6%
Adjusted volatility	123.5%	102.5%
Risk-free rate	0.3%	0.4%
Dividend yield	0.0%	0.0%

For the purposes of determining fair value, the Company used “adjusted volatility” in favor of “historical volatility” in its Monte-Carlo style simulation.  Historical volatility of the Company was calculated using weekly stock prices over a look back period corresponding to the remaining contractual term of the warrants as of each valuation date.  Management considered the lack of marketability of these instruments by incorporating a 10% incremental discount rate through a reduction of the volatility estimate (also known as a “volatility haircut”) to calculate the adjusted historical volatility as of each valuation date.

Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”), indicates that “in the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability.”  In accordance with ASU 2011-04, management estimated fair value from the perspective of market participants.

7. Cost-Method Investment

On January 31, 2013, the Company entered into a subscription agreement with Darrell Lerner and DCL Ventures, Inc. (“DCL”) in connection with Mr. Lerner’s separation from the Company. Pursuant to this agreement, the Company has made multiple investments in DCL by purchasing (i) 50,000 shares of DCL’s common stock for an aggregate purchase price of $50,000 in April 2013, (ii) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in July 2013, (iii) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in October 2013, (iv) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in January 2014, (v) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in April 2014, (vi) 25,000 shares of DCL’s common stock for an aggregate price of $25,000 in July 2014 and (vii) 25,000 shares of DCL’s common stock for an aggregate price of $25,000 in September 2014. These nonmarketable securities have been recorded in “Investments” on the Company’s Consolidated Balance Sheet measured on a cost basis.

As of December 31, 2014, the aggregate carrying amount of the Company’s cost-method investment in DCL, which was a non-controlled related party entity, was $200,000. The Company assesses all cost-method investments for impairment quarterly. No impairment loss was recorded during the year ended December 31, 2014. The Company does not reassess the fair value of cost-method investments if there are no identified events or changes in circumstances that may have a significant adverse effect on the fair value of the investments (See Note 17).

F-13

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.  Fixed Assets and Intangible Assets, Net

Fixed assets and intangible assets, net consisted of the following at December 31, 2014 and December 31, 2013:

	December 31,	December 31,
	2014	2013
Computer equipment	$256,610	$252,879
Furniture and fixtures	142,856	142,856
Leasehold improvements	382,376	382,376
Software	10,968	10,968
Website domain name	124,938	124,938
Website costs	40,500	40,500
Equipment under capital leases	218,605	-
Total fixed assets	1,176,853	954,517
Less: Accumulated depreciation and amortization	(613,730)	(432,055)
Total fixed assets and intangible assets, net	$563,123	$522,462

The Company only holds fixed assets in the United States.  Depreciation and amortization expense was $181,675 and $174,640 for the years ended December 31, 2014 and 2013, respectively.

9. Notes Receivable

At December 31, 2014, the Company had notes receivable in the aggregate amount of $78,520 due from two former employees. The employees issued the notes to the Company since the Company paid taxes for stock-based compensation on these employees’ behalf during 2011 and 2012. The outstanding amounts under the notes are secured by pledged stock certificates and are due at various times during 2021-2023. Interest on these notes accrues at rates ranging from 2.31% to 3.57% per annum.

10. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following at December 31, 2014 and December 31, 2013:

	December 31,	December 31,
	2014	2013
Compensation and benefits	$360,515	$499,500
Deferred rent	10,877	37,463
Professional fees	254,807	134,179
Repayment of advertising agreement advance	329,165	-
Other accrued expenses	107,472	-
Total accrued expenses and other current liabilities	$1,062,836	$671,142

11.  Notes Payable

On April 24, 2014, the Company issued a promissory note in the amount of $300,000 to a related party, Clifford Lerner, the Company’s president, chief executive officer and the chairman of the Company’s Board of Directors. The promissory note was originally due and payable on January 24, 2015, but was subsequently amended to extend its maturity for an additional nine months and is currently due and payable on October 24, 2015 and bears interest at the rate of nine percent (9%) per annum (See Note 17).

On May 20, 2014, the Company issued a promissory note in the amount of $100,000 and a warrant to purchase 25,000 shares of its common stock to Thomas Carrella. The promissory note is due and payable on February 20, 2015 and bears interest at the rate of fifteen percent (15%) per annum. The Company calculated the fair value of the warrant using Black-Scholes option pricing model and recorded $4,750 of deferred financing costs related to the issuance of the warrant that will be amortized over the term of the promissory note (See Note 14).

At December 31, 2014, the Company had outstanding promissory notes in the aggregate amount of $400,000 recorded under notes payable and $27,738 in accrued interest recorded under accrued expenses and other current liabilities on its Consolidated Balance Sheet.

F-14

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Income Taxes

The Company had no income tax benefit or provision for the year ended December 31, 2014. Since the Company incurred a net loss for the year ended December 31, 2014, there was no income tax expense for the period.  Increases in deferred tax balances have been offset by a valuation allowance and have no impact on our deferred income tax provision.

Significant components of the Company's deferred tax assets and liabilities are as follows:

	Years Ended December 31,
	2014	2013
Deferred Tax Liability:
Furniture, fixtures, equipment and intangibles	$(32,089)	$(48,716)
Other	(27,258)	(17,105)
Warrants	(1,039,489)	(997,596)
Deferred Tax Assets:
Stock options for services	1,275,925	1,230,522
Net operating loss carry-forward	4,510,554	3,927,921
Reserve for future charge backs	28,309	26,037
Valuation allowance	(4,715,952)	(4,121,063)
Net deferred tax assets (liabilities)	$-	$-

Due to uncertainties regarding benefits and utilization of the total deferred tax assets, a valuation allowance of $4,715,952 has been recorded. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. The valuation allowance on our total deferred asset increased by $594,889 from 2013 to 2014.  At December 31, 2014, the Company had U.S. federal tax net operating loss (“NOL”) carry-forwards of $12,901,310, which will expire in between 2030 and 2033.

The deferred taxes do not account for NOL carry-forwards related to the windfall tax benefit of $6,668 for the period ended December 31, 2013 and none for the period ended December 31, 2014.

The deferred tax liability results primarily from the use of accelerated methods of depreciation of equipment for tax purposes and the fluctuation of the fair market value of warrants.

F-15

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation from the federal income tax provision from continuing operations at the statutory rate to the effective rate is as follows:

	Year Ended December 31,
	2014	2013
Federal income tax benefit at statutory rate	$(580,257)	$(1,385,270)
Increase (decrease) in income taxes resulting from:
State and local income taxes	204,366	854,100
Change in deferred tax asset valuation allowance	367,359	519,337
Stock based compensation	-	-
Non-deductible expenses	8,532	11,833
Other	-	-
Income Tax Expense	$-	$-

The Company files U.S. federal income tax returns, as well as income tax returns for New York State, and New York City.  The following years remain open for possible examination:  2009, 2010, 2011, 2012 and 2013.

13. Stock-Based Compensation

The Snap Interactive, Inc. Amended and Restated 2011 Long-Term Incentive Plan (the “Plan”) permits the Company to award stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, shares of performance stock, dividend equivalent rights, and other stock-based awards and cash-based incentive awards to its employees (including an employee who is also a director or officer under certain circumstances), non-employee directors and consultants. The maximum number of shares of common stock that may be issued pursuant to awards under the Plan is 7,500,000 shares, 100% of which may be issued pursuant to incentive stock options.  As of December 31, 2014, there were 3,691,747 shares available for future issuance under the Plan.

Stock Options

The following table summarizes the weighted average values of the assumptions used in the Black-Scholes pricing model to estimate the fair value of the options granted during the year ended December 31, 2014:

Expected volatility	199.8%
Expected life of option	6.23 Years
Risk free interest rate	1.9
Expected dividend yield	0.0

The expected life of the option awards is the period of time over which employees and non-employees are expected to hold their options prior to exercise.  The expected life of options has been determined using the "simplified" method as prescribed by Staff Accounting Bulletin 110, which uses the midpoint between the vesting date and the end of the contractual term.  The volatility of the Company’s common stock is calculated using the Company’s historical volatilities beginning at the grant date and going back for a period of time equal to the expected life of the award.

F-16

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes stock option activity for the year ended December 31, 2014:

	Number of Options	Weighted Average Exercise Price
Stock Options:
Outstanding at December 31, 2013	4,129,790	$0.74
Granted	2,306,000	0.31
Exercised	-	-
Expired or canceled, during the period	532,500	0.70
Forfeited, during the period	2,095,037	0.61
Outstanding at December 31, 2014	3,808,253	0.55
Exercisable at December 31, 2014	2,028,532	$0.75

At December 31, 2014, the aggregate intrinsic value of stock options that were outstanding and exercisable was $0.  At December 31, 2013, the aggregate intrinsic value of stock options that were outstanding and exercisable was $9,100.  The intrinsic value for stock options is calculated based on the exercise price of the underlying awards and the fair value of such awards as of the period-end date.

Stock-based compensation expense relating to stock options was $140,728 and $414,501 during the years ended December 31, 2014 and 2013, respectively. The Company estimates potential forfeitures of stock awards and adjusts recorded stock-based compensation expense accordingly. The estimate of forfeitures is adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of stock-based compensation expense that is recognized in future periods.

Non-employee stock option activity described below is also included in the stock option activity summarized in the previous table. The following table summarizes non-employee stock option activity for the year ended December 31, 2014:

	Number of Options	Weighted Average Exercise Price
Non-Employee Stock Options:
Outstanding at December 31, 2013	200,000	$0.93
Granted	50,000	0.30
Forfeited, during the period	-	-
Expired or canceled, during the period	-	-
Outstanding at December 31, 2014	250,000	0.81
Exercisable at December 31, 2014	225,000	$0.87

At December 31, 2014, the aggregate intrinsic value of non-employee stock options that were outstanding and exercisable was $0.  At December 31, 2013, the aggregate intrinsic value of non-employee stock options that were outstanding and exercisable was $0.

Stock-based compensation expense relating to non-employee stock options was $7,167 and $129,411 during the years ended December 31, 2014 and 2013, respectively.

There was $479,953 and $1,044,158 of total unrecognized stock-based compensation expense related to unvested stock options at December 31, 2014 and 2013, respectively, which is expected to be recognized over a weighted average remaining vesting period of 3.50 and 2.85 years, respectively.

F-17

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014, there was no unrecognized compensation expense related to unvested non-employee stock options. At December 31, 2013, there was no unrecognized compensation expense related to unvested non-employee stock options.

Restricted Stock Awards

The following table summarizes restricted stock award activity for the year ended December 31, 2014:

	Number of RSAs	Weighted Average Grant Date Fair Value
Restricted Stock Awards:
Outstanding at December 31, 2013	10,855,000	$0.56
Granted	-	-
Forfeited or canceled, during the period	(480,000)	0.52
Vested	(50,000)	0.61
Outstanding at December 31, 2014	10,325,000	$0.56

At December 31, 2014, there was $3,575,987 of total unrecognized compensation expense related to unvested restricted stock awards, which is expected to be recognized over a weighted average period of 7.64 years.  At December 31, 2013, there was $4,930,101 of total unrecognized compensation expense related to unvested restricted stock awards, which is expected to be recognized over a weighted average period of 8.34 years.

Stock-based compensation expense relating to restricted stock awards was $899,856 and $849,132 for the years ended December 31, 2014 and 2013, respectively.

Non-employee restricted stock award activity described below is also included in total restricted stock award activity summarized on the previous table. The following table summarizes non-employee restricted stock award activity for the year ended December 31, 2014:

	Number of RSAs	Weighted Average Grant Date Fair Value
Non-Employee Restricted Stock Awards:
Outstanding at December 31, 2013	1,125,000	$0.42
Granted	-	-
Vested	(50,000)	0.61
Outstanding at December 31, 2014	1,075,000	$0.42

At December 31, 2014, there was $177,856 of total unrecognized stock-based compensation expense related to non-employee unvested restricted stock awards, which is expected to be recognized over a weighted average period of 7.34 years.

Stock-based compensation expense relating to non-employee restricted stock awards was $20,211 for the year ended December 31, 2014.

F-18

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Common Stock Warrants

Warrant Liability

In January 2011, the Company completed an equity financing that raised gross proceeds of $8,500,000 from the issuance of 4,250,000 shares of common stock at a price of $2.00 per share and warrants to purchase an aggregate of 2,125,000 shares of common stock. The warrants are exercisable any time on or before January 19, 2016 and have an exercise price of $2.50 per share. The Company received $7,915,700 in net proceeds from the equity financing after deducting offering expenses of $584,300. The exercise price of the warrants and number of shares of common stock to be received upon the exercise of the warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions.

The Company also issued warrants to purchase an aggregate of 255,000 shares of its common stock to the Company’s placement agent and advisors in January 2011 in connection with the equity financing as consideration for their services.  These warrants have the same terms, including exercise price, registration rights and expiration, as the warrants issued to the investors in the equity financing.

The Company has recorded a warrant liability on its Consolidated Balance Sheet at the end of each reporting period based on the estimated fair value of the warrants. The warrants are valued at the end of each reporting period with changes recorded as mark-to-market adjustment on warrant liability on the Company’s Consolidated Statement of Operations. The fair value of these warrants was $23,425 and $140,550 at December 31, 2014 and December 31, 2013, respectively, based on a model developed with the assistance of an independent third-party valuation expert.

The gain (loss) on change in fair value of warrants on these warrants was $117,125 and $1,475,775 for the years ended December 31, 2014 and 2013, respectively, and was not presented within loss from operations.

Warrant Equity

On May 20, 2014, the Company issued a warrant to purchase 25,000 shares of its common stock to Thomas Carrella in connection with the issuance of a promissory note.  The warrant has an exercise price equal to $0.32 per share and, if unexercised, expires on May 20, 2019.

The Company calculated the fair value of the warrant issued on May 20, 2014 using Black-Scholes option pricing model and recorded $4,750 of deferred financing costs related to the issuance of the warrant that will be amortized over the term of the promissory note.

The following table summarizes warrant activity for the year ended December 31, 2014:

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants:
Outstanding at December 31, 2013	2,342,500	$2.50
Granted	25,000	0.32
Outstanding at December 31, 2014	2,367,500	2.48
Warrants exercisable at December 31, 2014	2,367,500	$2.48

15. Net Loss Per Common Share

Basic net loss per common share is computed based upon the weighted average common shares outstanding as defined by ASC No. 260, Earnings Per Share.  Diluted net loss per common share includes the dilutive effects of stock options, warrants and stock equivalents.  To the extent stock options, stock equivalents and warrants are antidilutive, they are excluded from the calculation of diluted net loss per share.  For the year ended December 31, 2014, 16,500,753 shares issuable upon the exercise of stock options and warrants were not included in the computation of diluted net loss per share because their inclusion would be antidilutive.  For the year ended December 31, 2013, 17,327,290 shares issuable upon the exercise of stock options and warrants were not included in the computation of diluted net loss per share because their inclusion would be antidilutive.

F-19

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net loss per common share:

	Year Ended
	December 31,
	2014	2013
Numerator:
Net loss	$(1,657,877)	$(4,006,013)
Denominator:
Basic shares:
Weighted-average common shares outstanding	39,169,196	38,937,210
Diluted shares:
Weighted-average shares used to compute basic net loss per share	39,169,196	38,937,210
Weighted-average shares used to compute diluted net loss per share	39,169,196	38,937,210

Net loss per share:
Basic	$(0.04)	$(0.10)
Diluted	$(0.04)	$(0.10)

16. Commitments

Operating Lease Agreements

On May 23, 2011, the Company executed a non-cancelable operating lease for corporate office space which began on June 1, 2011 and expires on March 30, 2015.  Total base rent due during the term of the lease is $973,595.  Monthly rent escalates during the term, but is recorded on a straight-line basis over the term of the lease.  The Company can terminate the final five months of the lease with eight months prior notice and the payment of unamortized costs.  Rent expense under this lease for the years ended December 31, 2014 and 2013 was $253,982.

During 2012, the Company entered into three separate two-year lease agreements with HP for equipment and certain other assets. During 2013, the Company entered into two additional two-year lease agreements with HP for equipment and certain financed items. Monthly rent expense was $23,248 until September 2014. Rent expense under the HP lease agreements for the years ended December 31, 2014 and 2013 totaled $247,505 and $217,726, respectively.

During 2013, the Company entered into a two-year service agreement with Equinix Operating Co., Inc. (“Equinix”) whereby Equinix agreed to provide certain products and services to the Company from January 2013 to January 2015.  Pursuant to the service agreement, the Company agreed to pay monthly recurring fees in the amount of $8,450 and certain nonrecurring fees in the amount of $9,700.  The agreement automatically renews for additional twelve month terms unless earlier terminated by either party.  Hosting expense under this lease totaled $177,110 for the year ended December 31, 2014.

At December 31, 2014, future minimum payments under non-cancelable operating leases were as follows:

Year	Amount
2015	74,373
2016	-
2017	-
2018 and thereafter	-
Total	$74,373

Capital Lease Agreements

In October 2014, two HP lease agreements were canceled due to price negotiations and we entered into two new three-year lease agreements with HP for equipment and certain financed items. In December 2014, we cancelled our remaining operating lease agreements and entered into two additional three-year capital lease agreements with HP. The Company recognized these leases on its Consolidated Balance Sheet under capitalized lease obligations. Amortization for equipment under capital leases was $7,779 and $0 for the years ended December 31, 2014 and 2013, respectively.

F-20

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2014, future minimum payments under non-cancelable capital leases were as follows:

Year	Amount
2015	90,936
2016	90,936
2017	81,228
2018 and thereafter	-
Total	$263,100

17.   Related Party Transactions

On January 31, 2013, the Company entered into a subscription agreement with Darrell Lerner and DCL in connection with his separation from the Company. Pursuant to this agreement, the Company purchased (i) 50,000 shares of DCL’s common stock for an aggregate purchase price of $50,000 in April 2013, (ii) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in July 2013, (iii) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in October 2013, (iv) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in January 2014, (v) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in April 2014, (vi) 25,000 shares of DCL’s common stock for an aggregate price of $25,000 in July 2014 and (vii) 25,000 shares of DCL’s common stock for an aggregate price of $25,000 in September 2014. These nonmarketable securities have been recorded in “Investments” on the Company’s Consolidated Balance Sheet measured on a cost basis.

On January 31, 2013, the Company entered into a consulting agreement with Darrell Lerner, pursuant to which Mr. Lerner agreed to serve as a consultant to the Company for a three-year period, beginning on February 1, 2013 (the “Effective Date”). Pursuant to the agreement, Mr. Lerner agreed to assist and advise the Company on legal, financial and other matters for which he has knowledge that pertains to the Company, as the Company reasonably requests. As compensation for his services, the Company agreed to pay Mr. Lerner a monthly fee of $25,000 for the initial two year period of the agreement and a monthly fee of $5,000 for every month thereafter. The monthly payments under the agreement are conditioned upon Mr. Lerner’s compliance with a customary confidentiality covenant covering certain information concerning the Company, a covenant not to compete during the term of the agreement and for a period of one year following the termination of the agreement, a non-disparagement covenant regarding the Company and a non-solicitation covenant for a period of six months immediately following the later of the termination of the agreement or the end of the term of the agreement.

The consulting agreement is for a three-year period; provided, however, that the Company may terminate the agreement at any time without notice and may renew the term of the agreement by providing written notice to Mr. Lerner prior to or at the expiration of the term. If the Company terminates the agreement without “cause” (as defined in the agreement) prior to the three-year anniversary of the Effective Date, the Company has agreed to (i) pay Mr. Lerner the amount of the monthly fees owed to Mr. Lerner for the period from the Effective Date to the two year anniversary of the Effective Date and (ii) take all commercially reasonably actions to cause (A) 325,000 shares of restricted common stock of the Company previously granted to Mr. Lerner, (B) 600,000 shares of restricted common stock of the Company previously granted to Mr. Lerner and (iii) 150,000 shares of restricted common stock of the Company granted to Mr. Lerner pursuant to the agreement, to be vested as of the date of such termination.

On April 24, 2014, the Company issued a promissory note in the amount of $300,000 to a related party, Clifford Lerner, the Company’s president, chief executive officer and the chairman of the Company’s Board of Directors. The promissory note was originally due and payable on January 24, 2015, but was subsequently amended for an additional nine months to become due and payable on October 24, 2015 and continues to accrue interest at a rate of nine percent (9%) per annum (See Note 18).

On June 17, 2014, the Board of Directors of the Company increased the size of the Board of Directors from one (1) member to two (2) members and appointed Alexander Harrington to the Board of Directors.  Mr. Harrington will serve as a director until the Company’s 2015 annual meeting of stockholders.  On June 17, 2014, the Company issued a stock option to purchase 25,000 shares of its common stock to Alexander Harrington as consideration for his service as a director on the Company’s Board of Directors. The stock option has an exercise price of $0.31 per share. The shares underlying the stock option will vest on the first anniversary of the date of grant, provided that Mr. Harrington is providing services to the Company on such date.

F-21

SNAP INTERACTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. Subsequent Events

Lerner Note

On January 24, 2015, the Company amended the promissory note in the amount of $300,000 to a related party, Clifford Lerner, the Company’s president, chief executive officer and the chairman of the Company’s Board of Directors to extend the maturity date. The promissory note is currently due and payable on October 24, 2015 and bears interest at the rate of nine percent (9%) per annum.

Office Lease

On February 4, 2015, the Company entered into a lease for office space located at 320 West 37th Street, 13th Floor, New York, NY 10018 and paid a security deposit in the amount of $200,659. The term of the lease runs for seven years following the commencement date, which the Company expects to occur upon occupation of the lease in March 2015. The Company also expects to transition its principal executive office to this location in March 2015. The Company’s office rent expense under the lease will be approximately $25,000 per month for the first year of the term of the lease, which will escalate on an annual basis each year thereafter.

Financing

On February 13, 2015, the Company closed a private placement of debt and equity securities for aggregate gross proceeds of $3,000,000. The Company issued Sigma Opportunity Fund II, LLC (“Sigma II”) (i) 350,000 shares of the Company’s common stock, (ii) a 12% Senior Secured Convertible Note (the “Note”) in the aggregate principal amount of $3,000,000 and (iii) a warrant to purchase up to 10,500,000 shares of the Company’s common stock. The warrant has an exercise price of $0.35 per share, subject to certain adjustments, and expires on the earlier of February 13, 2020 and a change in control.

Simultaneously with the closing of the private placement, the Company entered into an advisory services agreement with Sigma Capital Advisors, LLC (“Sigma”) pursuant to which Sigma agreed to provide the Company with certain advisory and consulting services. As consideration for these services, the Company issued Sigma 150,000 shares of the Company’s common stock and a warrant to purchase up to 4,500,000 shares of the Company’s common stock. The warrant has an exercise price of $0.35 per share, subject to certain adjustments, and expires on the earlier of February 13, 2020 and a change in control. As long as the Note remains outstanding, the Company agreed to pay Sigma a monthly advisory fee of $10,000, up to an aggregate limit of $240,000, subject to certain exceptions.

The Note bears interest at a rate of 12% per annum and matures on the earlier of February 13, 2017 or a change in control. During any time while the Note is outstanding, the outstanding principal balance of the Note, together with all accrued and unpaid interest, is convertible into shares of the Company’s common stock at the option of Sigma at a conversion price of $0.20 per share, subject to certain adjustments. The Company’s obligations under the Note are secured by a first priority lien on all of our assets and property. The Note is secured by up to 65% of the outstanding capital stock and other equity interests of Snap Mobile Limited, the Company’s wholly owned subsidiary. Snap Mobile Limited is also a guarantor of the Note. An event of default under the Note includes, among other things, (i) the Company’s failure to pay any amounts due and payable when and as required, (ii) failure of a representation or warranty made by the Company to be correct and accurate when made, (iii) the institution of bankruptcy or similar proceedings against the Company and (iv) the Company’s inability to pay debts as they become due.

The Company intends to use the proceeds from the private placement for general corporate purposes, which may include, among other things, capital expenditures, working capital and repayment or refinancing of existing indebtedness.

Acquisition Agreement

As of December 31, 2014, the Company had earned $170,835 under the Acquisition Agreement with Zoosk and recorded the remaining amount of $329,165 as advance repayment under accrued expenses and other current liabilities on its Consolidated Balance Sheet. On February 17, 2015, the Company repaid $164,582 of the advance repayment.  The remaining amount is payable over a two month period.

F-22

SNAP INTERACTIVE, INC.

SNAP INTERACTIVE INC.

UP TO 4,117,500

SHARES OF COMMON STOCK

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution

Expenses	Amount
SEC registration fee	$1,678
Printing and engraving expenses	0
Legal fees and expenses	25,000	*
Accounting fees and expenses	10,000	*
Miscellaneous	0
Total	$36,678	*

* Estimated. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.      Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

II-1

Our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify and advance expenses to any person who is or was a director or officer, or who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section.  In addition, the proposed amendment would also provide clarification that we may provide indemnification to any such person and any other person who is or was an employee or agent, by agreement or otherwise, on such terms and conditions as our Board of Directors may approve and that any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights that are broader or otherwise different from the rights set forth in the amendment.

Our By-Laws require us to indemnify and advance expenses to our current and former directors and officers, as well as certain persons serving, at our request, at another entity as a director, officer, employee or agent.  These indemnification provisions are not effective until our stockholders approve the amendment to our Certificate of Incorporation to provide for indemnification rights to our directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain a general liability insurance policy that covers certain liabilities of our director and officers arising out of claims based on acts or omissions in the person’s capacity as a director or officer.

We have entered into employment agreements with our Chief Executive Officer and our Chief Operating Officer and Chief Financial Officer, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Item 15.      Recent Sales of Unregistered Securities

Employee Service

On August 20, 2012, we issued 75,000 shares of common stock to a current employee pursuant to the exercise of a stock option with an exercise price of $0.33 per share in exchange for proceeds of $24,750. The issuance of these shares was exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

On December 17, 2012, we issued 50,000 shares of common stock to a former employee pursuant to the exercise of a stock option with an exercise price of $0.22 per share in exchange for proceeds of $11,000. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

On December 26, 2012, we issued an aggregate of 45,000 shares of common stock to a current employee and a former employee pursuant to the exercise of stock options with an exercise price of $0.33 per share in exchange for proceeds of $14,850. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

II-2

On December 27, 2012, we issued an aggregate of 82,565 shares of common stock to a current employee pursuant to the cashless exercise of stock options to purchase an aggregate of 300,000 shares of common stock. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

On April 10, 2013, we issued 5,000,000 restricted shares of common stock to our President and Chief Executive Officer in connection with entering into an employment agreement with the President and Chief Executive Officer. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

On April 10, 2013, we issued 480,000 restricted shares of common stock and a stock option to purchase 700,000 shares of common stock to our Chief Financial Officer in connection with entering into an employment agreement with the Chief Financial Officer. The issuance of these securities was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Other Issuances

On January 23, 2013, we issued 100,000 shares of common stock to an unrelated third party in exchange for the AYI.com domain name. The issuance of these shares of common stock were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

On January 31, 2013, we issued 150,000 restricted shares of common stock to Darrell Lerner in exchange for consulting services. The issuance of these shares of common stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

On November 25, 2013, we issued 100,000 restricted shares of common stock to an unrelated third party in exchange for consulting services. The issuance of these shares of common stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

On March 4, 2014, we issued a stock option to purchase 25,000 shares of our common stock to Jon Pedersen as consideration for his service as an advisor. The stock option has an exercise price of $0.34 per share. The shares underlying the stock option will vest on the six-month anniversary of the date of grant, provided that Mr. Pedersen is providing services to us on such date. The issuance of the stock option was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

On May 20, 2014, we issued a warrant to purchase 25,000 shares of our common stock to Thomas Carrella in connection with the issuance of a promissory note. The warrant has an exercise price equal to $0.32 per share of common stock underlying the warrant and, if unexercised, expires on May 20, 2019. The issuance of the warrant was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

On June 17, 2014, we issued a stock option to purchase 25,000 shares of our common stock to Alexander Harrington as consideration for his service as a director on our Board of Directors. The stock option has an exercise price of $0.31 per share. The shares underlying the stock option will vest on the first anniversary of the date of grant, provided that Mr. Harrington is providing services to us on such date. The issuance of the stock option was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

On October 15, 2014, we issued a stock option to purchase 25,000 shares of our common stock to Mr. Pedersen as consideration for the extension of his services as an advisor. The stock option has an exercise price of $0.26 per share. The shares underlying the stock option will vest on the five-month anniversary of the date of grant, provided that Mr. Pedersen is providing services to us on such date. The issuance of the stock option was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

II-3

On February 13, 2015, we issued the following securities to Sigma II in a private placement: (i) 350,000 shares of our common stock, (ii) the Note in the aggregate principal amount of $3,000,000 and (iii) a warrant to purchase up to 10,500,000 shares of our common stock. The warrant has an exercise price equal to $0.35 per share of common stock underlying the warrant and, if unexercised, expires on February 13, 2020. The issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

On February 13, 2015, we issued the following securities to Sigma as consideration for advisory and consulting services: (i) 150,000 shares of our common stock and (ii) a warrant to purchase up to 4,500,000 shares of our common stock. The warrant has an exercise price of $0.35 per share of common stock underlying the warrant and, if unexercised, expires on February 13, 2020. The issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

On March 16, 2015, we issued a stock option to purchase 25,000 shares of our common stock to Mr. Pedersen as consideration for the extension of his services as an advisor. The stock option has an exercise price of $0.20 per share. The shares underlying the stock option will vest on the six-month anniversary of the date of grant, provided that Mr. Pedersen is providing services to us on such date. The issuance of the stock option was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving a public offering.

Item 16.     Exhibits and Financial Statement Schedules

(a)       Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

(b)       Financial Statement Schedules

No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes incorporated herein by reference.

Item 17.      Undertakings

The undersigned registrant hereby undertakes that:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

We have agreed to indemnify our director and officer against certain liabilities, including liabilities under the Securities Act and the benefits of such indemnification are not waived by our director and officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Snap Interactive, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on March 25, 2015.

SNAP INTERACTIVE, INC.

By:	/s/ Clifford Lerner
Clifford Lerner President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clifford Lerner	President, Chief Executive Officer and Director	March 25, 2015
Clifford Lerner	(Principal Executive Officer)

/s/ Alex Harrington	Chief Financial Officer, Chief Operating Officer and Director	March 25, 2015
Alex Harrington	(Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

3.1	Certificate of Incorporation, dated July 19, 2005 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of the Company filed February 11, 2011 by the Company with the SEC).

3.2	Certificate of Amendment to Certificate of Incorporation, dated November 20, 2007 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Company filed February 11, 2011 by the Company with the SEC).

3.3	Amended and Restated By-Laws of Snap Interactive, Inc., as amended April 19, 2012 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed April 25, 2012 by the Company with the SEC).

5.1	Opinion of Haynes and Boone, LLP (incorporated by reference to Exhibit 5.1 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2012 by the Company with the SEC).

10.1	Statement of Rights and Responsibilities, by and between Snap Interactive, Inc. and Facebook Inc. (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K filed March 31, 2011 by the Company with the SEC).

10.2	Registered Apple Developer Agreement, by and between Snap Interactive, Inc. and Apple Inc. (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed March 31, 2011 by the Company with the SEC).

10.3	iOS Developer Program License Agreement, by and between Snap Interactive, Inc. and Apple Inc. (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K filed March 31, 2011 by the Company with the SEC).

10.4	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed January 21, 2011 by the Company with the SEC).

10.5	Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Company filed January 21, 2011 by the Company with the SEC).

10.6	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 of the Company filed on May 24, 2011 by the Company with the SEC).

10.7	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 of the Company filed on May 24, 2011 by the Company with the SEC).

10.8	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-8 of the Company filed on May 24, 2011 by the Company with the SEC).

10.9	Amended and Restated Snap Interactive, Inc. 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed on November 14, 2011 by the Company with the SEC).

10.10	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company filed on November 14, 2011 by the Company with the SEC).

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10.11	Executive Employment Agreement, dated as of April 10, 2013, by and between Clifford Lerner and Snap Interactive, Inc. (incorporated by reference to Exhibit 10.4 to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of the Company filed on April 11, 2013 by the Company with the SEC).

10.12	Executive Employment Agreement, dated February 28, 2014, by and between Alexander Harrington and Snap Interactive, Inc. (incorporated by reference to Exhibit 10.21 to the Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 of the Company filed on March 25, 2014 by the Company with the SEC).

10.13#	Business Development Agreement, dated November 27, 2013, by and between Snap Interactive, Inc. and Match.com, L.L.C. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on August 11, 2014 by the Company with the SEC).

10.14#	Amendment No. 1 to Business Development Agreement, dated April 16, 2014, by and between Snap Interactive, Inc. and Match.com, L.L.C. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on August 11, 2014 by the Company with the SEC).

10.15#	Membership Acquisition Agreement, dated as of June 25, 2014, by and between Snap Interactive, Inc. and Zoosk, Inc. (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed on August 11, 2014 by the Company with the SEC).

10.16	First Amendment to Advisor Agreement, dated as of September 4, 2014, by and between Jon D. Pedersen, Sr. and Snap Interactive, Inc. (incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K filed on March 5, 2015 by the Company with the SEC).

10.17	Promissory Note, dated April 24, 2014, issued by Snap Interactive, Inc. (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K filed on March 5, 2015 by the Company with the SEC).

10.18	Promissory Note, dated May 20, 2014, issued by Snap Interactive, Inc. (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K filed on March 5, 2015 by the Company with the SEC).

10.19	Securities Purchase Agreement, dated February 13, 2015, by and between Snap Interactive, Inc. and the Purchaser signatories thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on February 19, 2015 by the Company with the SEC).

10.20	Form of Senior Secured Convertible Note issued February 13, 2015 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed on February 19, 2015 by the Company with the SEC).

10.21	Form of Common Stock Purchase Warrant issued February 13, 2015 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Company filed on February 19, 2015 by the Company with the SEC).

10.22	Security Agreement, dated February 13, 2015, by and between Snap Interactive, Inc., SNAP Mobile Limited and the Purchaser (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Company filed on February 19, 2015 by the Company with the SEC).

10.23	Subsidiary Guarantee, dated February 13, 2015, by SNAP Mobile Limited, in favor of the Purchaser (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of the Company filed on February 19, 2015 by the Company with the SEC).

10.24	Advisory Services Agreement, dated February 13, 2015, by and between Snap Interactive, Inc. and Sigma Capital Advisors, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of the Company filed on February 19, 2015 by the Company with the SEC).

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10.25	Amendment to Promissory Note, effective January 24, 2015, by and between Snap Interactive Inc. and Clifford Lerner (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K filed on March 5, 2015 by the Company with the SEC).

10.26	Agreement of Lease, dated February 4, 2015 by and between Snap Interactive, Inc. and 320 W 37 LLC (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K filed on March 5, 2015 by the Company with the SEC).

10.27	First Amendment to Executive Employment Agreement, effective as of March 19, 2015, by and between Snap Interactive, Inc. and Alexander Harrington (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on March 25, 2015 by the Company with the SEC).

21.1*	Subsidiaries of the Company.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

101*	The following materials from the Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 formatted in XBRL (eXtensible Business Reporting Language), (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations, (iii) Consolidated Statements of Changes in Stockholders’ Equity, (iv) Consolidated Statements of Cash Flows and (v) Notes to the Consolidated Financial Statements.

# Confidential treatment has been granted with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

* Filed herewith.

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